      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 20, 1998


                                            REGISTRATION STATEMENT NO. 333-45891

   -----------------------------------------------------------------------------

   -----------------------------------------------------------------------------
                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                               ---------------------


                                  AMENDMENT NO. 3

                                        TO

                                     FORM S-3
                              REGISTRATION STATEMENT
                                       UNDER

                            THE SECURITIES ACT OF 1933

                               ---------------------

                                THE TIMKEN COMPANY
              (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                       OHIO                                             34-0577130
          STATE OR OTHER JURISDICTION OF                             (I.R.S. EMPLOYER
          INCORPORATION OR ORGANIZATION)                          IDENTIFICATION NUMBER)

                            1835 DUEBER AVENUE, S.W.
                            CANTON, OHIO 44706-2798
                                 (330) 438-3000
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                               ------------------

                              LARRY R. BROWN, ESQ.
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                               THE TIMKEN COMPANY
                            1835 DUEBER AVENUE, S.W.
                            CANTON, OHIO 44706-2798
                                 (330) 438-3000
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                               ------------------

                                   COPIES TO:

           CHARLES W. HARDIN, JR., ESQ.                           DANIEL M. ROSSNER, ESQ.
            Jones, Day, Reavis & Pogue                               Brown & Wood LLP
                    North Point                                   One World Trade Center
                901 Lakeside Avenue                                     58th Floor
               Cleveland, Ohio 44114                           New York, New York 10048-0557
                  (216) 586-3939                                      (212) 839-5300

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of the Registration Statement as determined in
light of market conditions.    ------------------

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                        CALCULATION OF REGISTRATION FEE

=============================================================================================================================
                                              AMOUNT               PROPOSED          PROPOSED MAXIMUM
       TITLE OF EACH CLASS OF                 TO BE                MAXIMUM              AGGREGATE             AMOUNT OF
     SECURITIES TO BE REGISTERED          REGISTERED(1)       OFFERING PRICE(1)     OFFERING PRICE(2)      REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------
Debt Securities......................      $300,000,000              100%              $300,000,000            $88,500
=============================================================================================================================

(1) Such amount in U.S. dollars or the equivalent thereof in foreign currencies or foreign currency units as shall result in an aggregate initial public offering price for all securities of $300,000,000.
(2) Estimated solely for the purpose of calculating the registration fee.
                               ------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                  SUBJECT TO COMPLETION, DATED APRIL 20, 1998

                             PROSPECTUS SUPPLEMENT
                      (To Prospectus dated April   , 1998)
                                  $300,000,000

                               THE TIMKEN COMPANY
                          MEDIUM-TERM NOTES, SERIES A
                            ------------------------
            DUE FROM NINE MONTHS TO THIRTY YEARS FROM DATE OF ISSUE
                            ------------------------

      The Timken Company (the "Company") may offer from time to time up to $300,000,000 aggregate principal amount of its Medium-Term Notes, Series A or the equivalent thereof in other currencies, including composite currencies such as the European Currency Unit (the "Notes"). The interest rate on each Note will be either a fixed rate (a "Fixed Rate Note") established by the Company at the date of issue of such Note, which may be zero in the case of certain Notes issued at a price representing a substantial discount from the principal amount payable upon maturity, or a floating rate (a "Floating Rate Note") as set forth therein and specified in a supplement hereto (a "Pricing Supplement"). Interest rates are subject to change by the Company but no change will affect any Note already issued or as to which an offer to purchase has been accepted by the
                                    Company.
 Interest on each Fixed Rate Note is payable each February 15 and August 15 and at maturity. Interest on each Floating Rate Note is payable on the dates set forth therein and in the applicable Pricing Supplement. Each Note will mature on any day from nine months to thirty years from the date of issue, as selected by the purchaser and agreed to by the Company. See "Description of Notes." Unless otherwise specified in the applicable Pricing Supplement to this Prospectus Supplement, the Notes may not be redeemed by the Company prior to maturity.
 Notes denominated in United States dollars will be issued in fully registered form in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000. Any terms relating to Notes being denominated in foreign currencies or composite currencies will be set forth in the applicable
   Pricing Supplement. Each Note will be represented either by a Global Note registered in the name of a nominee of The Depository Trust Company, as Depositary (a "Book-Entry Note"), or by a certificate issued in definitive form, as set forth in the applicable Pricing Supplement. Beneficial interests in Global Notes representing Book-Entry Notes will be shown on, and transfers thereof will be effected only through, records maintained by the Depositary and its participants. Book-Entry Notes will not be issuable in certificated form except under the circumstances described in the accompanying Prospectus.
                            ------------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

                                         PRICE TO                       AGENTS'                           PROCEEDS TO
                                        PUBLIC(1)                   COMMISSIONS(2)                       COMPANY(2)(3)
                                        ---------                   --------------                       -------------
Per Note.......................            100%                      .125% --.750%                    99.875% -- 99.250%
Total..........................      $300,000,000(4)            $375,000 -- $2,250,000           $299,625,000 -- $297,750,000

------------
(1) Unless otherwise specified in the applicable Pricing Supplement, Notes will be sold at 100% of their principal amount.

(2) The Company will pay a commission to the Agents for each Note sold through the Agents ranging from .125% to .750% of the principal amount of such Note, depending upon such Note's maturity. The Company may also sell Notes to the Agents, as principals, at negotiated discounts, for resale to investors.

(3) Before deducting expenses payable by the Company estimated at $350,000.

(4) Or the equivalent thereof in other currencies, including composite currencies.
                            ------------------------

     Offers to purchase the Notes are being solicited from time to time by Morgan Stanley & Co. Incorporated, Key Capital Markets, Inc., J.P. Morgan Securities Inc., and NationsBanc Montgomery Securities LLC, as agents (the "Agents"), on behalf of the Company. Each Agent has agreed to use its reasonable efforts to solicit purchases of the Notes. The Company may also sell Notes to an Agent acting as principal for its own account for resale to one or more investors at varying prices related to prevailing market prices at the time of resale, to be determined by such Agent. In addition, the Company may sell the Notes directly to investors in those jurisdictions where such offering by the Company is authorized. No termination date for the offering of the Notes has been established. The Company or the Agents may reject any order in whole or in part. The Notes will not be listed on any securities exchange and there can be no assurance that the Notes offered hereby will be sold or that there will be a secondary market for the Notes. See "Plan of Distribution."
                            ------------------------

MORGAN STANLEY DEAN WITTER
     KEY CAPITAL MARKETS, INC.
        J.P. MORGAN & CO.
            NATIONSBANC MONTGOMERY SECURITIES LLC

April   , 1998

     NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT, ANY PRICING SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS SUPPLEMENT, ANY PRICING SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY THE AGENTS. THIS PROSPECTUS SUPPLEMENT, ANY PRICING SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SECURITIES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.
                               ------------------

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE NOTES. SPECIFICALLY, THE AGENTS MAY OVERALLOT IN CONNECTION WITH THE OFFERING, OR MAY BID FOR, AND PURCHASE, THE NOTES IN THE OPEN MARKET. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "PLAN OF DISTRIBUTION."
                               ------------------

                    IMPORTANT CURRENCY EXCHANGE INFORMATION

     Purchasers are required to pay for the Notes in U.S. dollars, and payments of principal, premium, if any, and interest on the Notes will also be made in U.S. dollars, unless the applicable Pricing Supplement provides that purchasers are instead required to pay for the Notes in a Specified Currency (as hereinafter defined), and/or that payments of principal, premium, if any, and interest on such Notes will be made in a Specified Currency. Currently, there are limited facilities in the United States for the conversion of U.S. dollars into foreign currencies and vice versa. In addition, most banks do not currently offer non-U.S. dollar denominated checking or savings account facilities in the United States. Accordingly, unless otherwise specified in a Pricing Supplement or unless alternative arrangements are made, payment of principal, premium, if any, and interest on Notes in a Specified Currency other than U.S. dollars will be made to an account at a bank outside the United States. See "Description of Securities" and "Foreign Currency Risks."

     Reference herein to "U.S. dollars" or "U.S. $" or "$" are to the currency of the United States of America.
                               ------------------

                              DESCRIPTION OF NOTES

     The following description of the particular terms of the Notes (which represent a series of, and are referred to in the accompanying Prospectus as, "Offered Securities") supplements the description of the general terms and provisions of Offered Securities set forth in the accompanying Prospectus, to which reference is hereby made. The particular terms of the Notes offered by this Prospectus Supplement and each Pricing Supplement will be described herein and therein.

     If the Company deems it advisable, the Company may reduce the aggregate principal amount of Notes that may be offered pursuant to this Prospectus Supplement and offer additional Offered Securities in other series pursuant to the accompanying Prospectus. Upon any public offering or sale or solicitation of an offer to buy any other series of Offered Securities covered by the Prospectus, such series of Offered Securities and the particular terms of such offer, sale or solicitation will be described in a Prospectus Supplement or Prospectus Supplements relating thereto.

     If any Note is not to be denominated in U.S. dollars, the applicable Pricing Supplement will specify the currency or currencies, including composite currencies such as the European Currency Unit ("ECU"), in which the principal, premium, if any, and interest, if any, with respect to such Note are to be paid, along with any other terms relating to the non-U.S. dollar denomination, including exchange rates for the Specified Currency as against the U.S. dollar at selected times during the last five years, and any exchange controls affecting such Specified Currency. See "Foreign Currency Risks."

     The following summaries of certain provisions of the Indenture (as defined below) and the Notes do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture and the Notes, including the definitions therein of certain terms. Whenever particular provisions or defined terms of the Indenture and the Notes are referred to, such provisions or defined terms are incorporated herein by such reference.

GENERAL

     The Notes are being issued under an Indenture, dated as of April   , 1998
(the "Indenture"), between the Company and The Bank of New York, as trustee (the "Trustee"). The Indenture is more fully described in the accompanying Prospectus. The Notes will be unsecured obligations of the Company and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company. The Indenture does not limit the amount of indebtedness, either secured or unsecured, which may be incurred by the Company. The Notes will be offered on a continuing basis, will initially be limited to an aggregate principal amount of up to $300,000,000 or the equivalent thereof in one or more foreign or composite currencies and will mature on any day from nine months to thirty years from the date of issue, as agreed to by the Company and the purchaser prior to issuance.

     Unless otherwise indicated in the Pricing Supplement, the Notes will be denominated in U.S. dollars and payments of principal of and interest on the Notes will be made in U.S. dollars. The Notes will be issued only in fully registered form and except for Notes dominated in foreign or composite currencies or as otherwise provided in the Pricing Supplement, the Notes will be issued in denominations of U.S. $1,000 or any amount in excess thereof which is an integral multiple of U.S. $1,000. If any Note is not to be denominated in U.S. dollars, certain provisions with respect thereto will be set forth in a supplement hereto which will specify the currency or currencies, including composite currencies such as the ECU, in which the principal and interest with respect to such Note are to be paid (the "Specified Currency"), along with any other terms relating to the non-U.S. dollar denomination.

     Unless otherwise specified in the Pricing Supplement, the Notes will be issued in book-entry form. If specified in the Pricing Supplement, the Notes may also be issued in certificated form. Notes issued in certificated form may be transferred or exchanged at the offices described in the immediately following paragraph. In the event Notes are issued in book-entry form through the facilities of the Depositary, transfers or exchanges may be effected only through a participating member of the Depositary. See "Book-Entry Notes." No service charge will be made for any registration of transfer or exchange of Notes issued in certificated form, but the Company may require payment of a sum sufficient to cover any tax or other governmental charges that may be imposed in connection therewith.

     Payments on Notes issued in book-entry form will be made to the Depositary. See "Book-Entry Notes." In the case of Notes issued in certificated form, principal will be payable, the transfer of the Notes will be registrable, and Notes will be exchangeable for Notes bearing identical terms and provisions, at the office or agency of the Trustee in The City of New York designated for such purpose (currently 101 Barclay Street, Floor 21W, New York, New York 10286). Payment of interest, other than interest payable at the maturity of a Note (or on a redemption date, if such Note is redeemed by the Company prior to its maturity), will be made by check mailed to the address of the person entitled thereto as shown on the security register. Notwithstanding the foregoing, unless otherwise specified in the Pricing Supplement, a holder of $10,000,000 or more in aggregate principal amount of Notes issued in certificated form which pay interest on the same interest payment date shall be entitled to receive payments of interest (other than at maturity or the date of redemption) by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Trustee on or before the regular record date immediately preceding such interest payment date. In the case of Notes issued in certificated form, payment of principal and interest at maturity or the date of redemption will be made upon presentment and surrender of the Note at the office or agency designated by the Company, in immediately available funds by wire transfer, if appropriate instructions therefor have been received at least 15 Business Days

(as defined below) prior to the date of the related payment; otherwise, such payment shall be made by check. "Business Day" means any day other than a Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York and (i) with respect to LIBOR Notes (as defined below), is also a London Banking Day, (ii) with respect to Notes denominated in a Specified Currency other than U.S. dollars or ECUs, is also a business day in the principal financial center of the country of the Specified Currency, and (iii) with respect to Notes denominated in ECUs, that is an ECU clearing day, as determined by the ECU Banking Association in Paris.

PAYMENT CURRENCY

     Except as set forth below, if the principal of, premium, if any, or interest on, any Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Company for making payments thereof due to the imposition of exchange controls or other circumstances beyond the control of the Company or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, then the Company will be entitled to satisfy its obligations to holders of such Notes by making such payments in U.S. dollars on the basis of the Market Exchange Rate on the date of such payment or, if the Market Exchange Rate is not available on such date, as of the most recent practicable date. Any payment made under such circumstances in U.S. dollars where the required payment is in a Specified Currency other than U.S. dollars will not constitute an Event of Default.

     If payment in respect of a Note is required to be made in ECUs and ECUs are unavailable due to the imposition of exchange controls or other circumstances beyond the Company's control or are no longer used in the European Monetary System, then all payments in respect of such Note shall be made in U.S. dollars until ECUs are again available or so used. The amount of each payment in U.S. dollars shall be computed on the basis of the equivalent of the ECU in U.S. dollars, determined as described below, as of the second Business Day prior to the date on which such payment is due.

     The equivalent of the ECU in U.S. dollars as of any date shall be determined by the Company or its agent on the following basis. The component currencies of the ECU for this purpose (the "Components") shall be the currency amounts that were components of the ECU as of the last date on which the ECU was used in the European Monetary System. The equivalent of the ECU in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Components. The U.S. dollar equivalent of each of the Components shall be determined by the Company or its agent on the basis of the most recently available Market Exchange Rates for such Components.

     If the official unit of any Component is altered by way of combination or subdivision, the number of units of that currency as a Component shall be divided or multiplied in the same proportion. If two or more Components are consolidated into a single currency, the amount of those currencies as Components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any Component is divided into two or more currencies, the amount of the original component currency shall be replaced by the amounts of such two or more currencies, each of which shall be equal to the amount of the original component currency separated into the number of currencies into which such original currency was divided.

     All determinations referred to above made by the Company or its agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on holders of Notes.

REDEMPTION

     If so provided in the Pricing Supplement, the Notes may be subject to redemption, in whole or in part, by the Company on and after the initial redemption date, if any, fixed at the time of sale. If no such date is indicated with respect to a Note, such Note will not be redeemable prior to maturity. If so provided in the Pricing Supplement, the Notes will be redeemable at the option of the Holder on or after a specified date or dates prior to their maturity, on the terms provided in the Pricing Supplement.

INTEREST AND PRINCIPAL PAYMENTS

     Interest will be payable to the person in whose name the Note is registered at the close of business on the applicable record date (defined in the Notes as being the date 15 calendar days prior to such interest payment date, whether or not such interest payment date shall be a Business Day); provided, that the interest payable at maturity or upon redemption (whether or not the date of maturity or redemption is an interest payment date) will be payable to the person to whom principal is payable. The initial interest payment on a Note will be made on the first interest payment date falling after the date the Note is issued; provided, however, that payments of interest on a Note issued less than 15 calendar days before an interest payment date will be paid on the next succeeding interest payment date to the holder of record on the record date with respect to such succeeding interest payment date.

     Payments of interest on Notes in a Specified Currency other than U.S. dollars will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank located outside the United States and the holder of such Notes shall provide the Trustee with the appropriate wire transfer instructions.

     Certain Notes may be considered to be issued with original issue discount, which must be included in income for United States federal income tax purposes at a constant rate. See "United States Taxation -- Tax Consequences to Holders" below. Unless otherwise specified in the applicable Pricing Supplement, if the principal of any such Note is declared to be due and payable immediately as described under "Description of Securities -- Events of Default" in the Prospectus, the amount of principal due and payable with respect to such Note shall be limited to the aggregate principal amount of such Note multiplied by the sum of its "issue price" (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the date of issue to the date of declaration, which amortization shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of declaration). Special considerations applicable to any such Notes will be set forth in the applicable Pricing Supplement.

FIXED RATE NOTES

     Each Fixed Rate Note will bear interest from the date of issuance at the annual rate stated on the face thereof until the principal thereof is paid or made available for payment. Such interest will be computed on the basis of a 360-day year of twelve 30-day months. Payments of interest on Fixed Rate Notes will be made semiannually on each February 15 and August 15 and at maturity. If any interest payment date for any Fixed Rate Note would fall on a day that is not a Business Day, the interest payment shall be postponed to the next day that is a Business Day, and no interest on such payment shall accrue for the period from and after such interest payment date. If the maturity date (or date of redemption) of any Fixed Rate Note would fall on a day that is not a Business Day, the payment of interest and principal may be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after the maturity date (or date of redemption).

     Interest payments for Fixed Rate Notes will include accrued interest from the date of issue or from the last date in respect of which interest has been paid, as the case may be, to, but excluding, the interest payment date or the date of maturity or earlier redemption, as the case may be. The interest rates the Company will agree to pay on newly-issued Fixed Rate Notes are subject to change without notice by the Company from time to time, but no such change will affect any Fixed Rate Notes theretofore issued or as to which an offer to purchase has been accepted by the Company.

FLOATING RATE NOTES

     Each Floating Rate Note will bear interest from the date of issuance until the principal thereof is paid or made available for payment at a rate determined by reference to an interest rate basis or formula (the "Base Rate"), which may be adjusted by a Spread or Spread Multiplier (each as defined below). The applicable Pricing Supplement will designate one of the following Base Rates as applicable to each Floating Rate Note: (a) the CD Rate (a "CD Rate Note"), (b) the Commercial Paper Rate (a "Commercial Paper Rate Note"), (c) the Federal Funds Rate (a "Federal Funds Rate Note"), (d) LIBOR (a "LIBOR Note"), (e) the Prime Rate (a "Prime Rate Note"), (f) the Treasury Rate (a "Treasury Rate Note") or (g) such other Base Rate as is set forth in such Pricing Supplement and in such Floating Rate Note. The "Index Maturity" for any Floating Rate Note is the period of maturity of the instrument or obligation from which the Base Rate is calculated and will be specified in the applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, the interest rate on each Floating Rate Note will be calculated by reference to the specified Base Rate (i) plus or minus the Spread, if any, or (ii) multiplied by the Spread Multiplier, if any. The "Spread" is the number of basis points (one one-hundredth of a percentage point) specified in the applicable Pricing Supplement to be added to or subtracted from the Base Rate for such Floating Rate Note, and the "Spread Multiplier" is the percentage specified in the applicable Pricing Supplement to be applied to the Base Rate for such Floating Rate Note.

     As specified in the applicable Pricing Supplement, a Floating Rate Note may also have either or both of the following: (i) a maximum limitation, or ceiling, on the rate of interest which may accrue during any interest period ("Maximum Interest Rate"); and (ii) a minimum limitation, or floor, on the rate of interest which may accrue during any interest period ("Minimum Interest Rate"). In addition to any Maximum Interest Rate which may be applicable to any Floating Rate Note pursuant to the above provisions, the interest rate on a Floating Rate Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application. Under current New York law, the maximum rate of interest, subject to certain exceptions, for any loan in an amount of $250,000 or more but less than $2,500,000 is 25% per annum on a simple interest basis. Such limitations may not apply to loans in excess of $2,500,000.

     The rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semiannually or annually (such period being the "Interest Reset Period" for such Note, and the first day of each Interest Reset Period being an "Interest Reset Date"), as specified in the applicable Pricing Supplement. Unless otherwise specified in the Pricing Supplement, the Interest Reset Date will be, in the case of Floating Rate Notes (other than Treasury Rate Notes) which reset daily, each Business Day; in the case of Floating Rate Notes (other than Treasury Rate Notes) which reset weekly, the Wednesday of each week; in the case of Treasury Rate Notes which reset weekly, the Tuesday of each week, except as provided below; in the case of Floating Rate Notes which reset monthly, the third Wednesday of each month; in the case of Floating Rate Notes which reset quarterly, the third Wednesday of March, June, September and December; in the case of Floating Rate Notes which reset semiannually, the third Wednesday of two months of each year, as specified in the applicable Pricing Supplement; and in the case of Floating Rate Notes which reset annually, the third Wednesday of one month of each year, as specified in the applicable Pricing Supplement; provided, however, that (a) the interest rate in effect from the date of issue to the first Interest Reset Date with respect to a Floating Rate Note will be the initial interest rate set forth in the applicable Pricing Supplement (the "Initial Interest Rate"); (b) the interest rate in effect for the fifteen days immediately prior to maturity or redemption will be that in effect on the fifteenth day preceding such maturity or redemption and (c) if any Floating Rate Note is issued between a record date and the related interest payment date, and such Note has daily or weekly Interest Reset Dates, then notwithstanding the fact that an Interest Reset Date may occur prior to such interest payment date, the Initial Interest Rate shall remain in effect through the first Interest Reset Date occurring on or subsequent to such interest payment date. If any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding Business Day, except that, in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the next preceding Business Day.

     Except as provided below, unless otherwise specified in the applicable Pricing Supplement, interest on Floating Rate Notes will be payable: (i) in the case of Notes with a daily, weekly or monthly Interest Reset Date, on the third Wednesday of each month or on the third Wednesday of March, June, September and December, as specified in the applicable Pricing Supplement; (ii) in the case of Notes with a quarterly Interest Reset Date, on the third Wednesday of March, June, September and December, (iii) in the case of Notes with a semiannual Interest Reset Date, on the third Wednesday of the two months specified in the applicable Pricing Supplement; and (iv) in the case of Notes with an annual Interest Reset Date, on the third Wednesday of the month specified in the applicable Pricing Supplement. If any interest payment date for any Floating Rate Note would fall on a day that is not a Business Day with respect to such Note, such interest payment date will be the following day that is a Business Day with respect to such Note, except that, in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such interest payment date shall be the immediately preceding day that is a Business Day with respect to such LIBOR Note.

     Unless otherwise specified in the applicable Pricing Supplement, interest payments for Floating Rate Notes (except Floating Rate Notes on which interest is reset daily or weekly) shall be the amount of interest accrued from the date of issue or from the last date to which interest has been paid to, but excluding, the interest payment date. In the case of a Floating Rate Note on which interest is reset daily or weekly, interest payments shall be the amount of interest accrued from the date of issue or from the last date to which interest has been paid, as the case may be, to and including the record date immediately preceding such interest payment date, except that at maturity or earlier redemption, the interest payable will include interest accrued to, but excluding, the maturity date or the date of redemption, as the case may be.

     With respect to a Floating Rate Note, accrued interest shall be calculated by multiplying the principal amount of such Floating Rate Note by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which interest is being paid. The interest factor for each such day is computed by dividing the interest rate applicable to such day by 360, in the cases of CD Rate Notes, Commercial Paper Rate Notes, Federal Funds Rate Notes, LIBOR Notes and Prime Rate Notes or by the actual number of days in the year, in the case of Treasury Rate Notes. All percentages used in or resulting from any calculation of the rate of interest on a Floating Rate Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (.0000001), with five one-millionths of a percentage point rounded upward, and all dollar amounts used in or resulting from such calculation on Floating Rate Notes will be rounded to the nearest cent, with one-half cent rounded upward. The interest rate in effect on any Interest Reset Date will be the applicable rate as reset on such date. The interest rate applicable to any other day is the interest rate from the immediately preceding Interest Reset Date (or, if none, the Initial Interest
Rate).

     The applicable Pricing Supplement shall specify a calculation agent (the "Calculation Agent") with respect to any issue of Floating Rate Notes. Upon the request of the holder of any Floating Rate Note, the Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate which will become effective on the next Interest Reset Date with respect to such Floating Rate Note.

     The "Interest Determination Date" pertaining to an Interest Reset Date for CD Rate Notes, Commercial Paper Rate Notes, Federal Funds Rate Notes and Prime Rate Notes will be the second Business Day next preceding such Interest Reset Date. The Interest Determination Date pertaining to the Interest Reset Date for a LIBOR Note will be the second London Banking Day (as defined below) preceding such Interest Reset Date. "London Banking Day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market. The Interest Determination Date pertaining to an Interest Reset Date for a Treasury Rate Note will be the day of the week in which such Interest Reset Date falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, but such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. If an auction falls on a day that is an Interest Reset Date, such Interest Reset Date will be the next following Business Day.

     The "Calculation Date," where applicable, pertaining to an Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or if such day is not a Business Day, the next succeeding Business Day, or (ii) the Business Day preceding the applicable Interest Payment Date or Maturity Date, as the case may be.

     Interest rates will be determined by the Calculation Agent as follows:

CD RATE NOTES

     CD Rate Notes will bear interest at the interest rate (calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any) specified in the CD Rate Notes and in the applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, "CD Rate" means, with respect to any Interest Determination Date, the rate on such date for negotiable certificates of deposit having an Index Maturity designated in the applicable Pricing Supplement as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates," or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "CDs (Secondary Market)," or, if not so published by 9:00 A.M., New York City time, on such Calculation Date pertaining to such Interest Determination Date, the CD Rate will be the rate on such Interest Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable Pricing Supplement as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. Quotations for U.S. Government Securities" (the "Composite Quotations") under the heading "Certificates of Deposit." If such rate is not yet published in either H.15(519) or the Composite Quotations by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the CD Rate on such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such Interest Determination Date, for certificates of deposit in an amount that is representative for a single transaction at that time with a remaining maturity closest to the Index Maturity designated in the Pricing Supplement of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money center banks; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as set forth above, the CD Rate in effect for the applicable period will be the same as the CD Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable on the CD Rate Notes for which such CD Rate is being determined shall be the Initial Interest Rate).

COMMERCIAL PAPER RATE NOTES

     Commercial Paper Rate Notes will bear interest at the interest rate (calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any) specified in the Commercial Paper Rate Notes and in the applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, "Commercial Paper Rate" means, with respect to any Interest Determination Date, the Money Market Yield (as defined below) of the rate on such date for commercial paper having the Index Maturity specified in the applicable Pricing Supplement, as such rate shall be published in H.15(519), under the caption "Commercial Paper-Nonfinancial." In the event that such rate is not published prior to 9:00 A.M., New York City time, on the Calculation Date, then the Commercial Paper Rate shall be the Money Market Yield of the rate on such Interest Determination Date for commercial paper of the specified Index Maturity as published in Composite Quotations under the caption "Commercial Paper." If by 3:00 P.M., New York City time, on such Calculation Date such rate is not yet available in either H.15(519) or Composite Quotations, then the Commercial Paper Rate shall be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 A.M., New York City time, on such Interest Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for commercial paper of the specified Index Maturity, placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized statistical rating agency; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting offered rates as mentioned in this sentence, the rate of interest in effect for the applicable period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable on the Commercial Paper Rate Notes for which such Commercial Paper Rate is being determined shall be the Initial Interest Rate).

     "Money Market Yield" shall be a yield calculated in accordance with the following formula:

                      Money Market Yield =  D X 360 X 100
                                            -------------
                                            360 - (D X M)

     where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days for which interest is being calculated.

FEDERAL FUNDS RATE NOTES

     Federal Funds Rate Notes will bear interest at the interest rate (calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any) specified in the Federal Funds Rate Notes and in the applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, the "Federal Funds Rate" means, with respect to any Interest Determination Date, the rate on such date for Federal funds as published in H.15(519) under the heading "Federal Funds (Effective)," or, if not so published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate will be the rate on such Interest Determination Date as published in the Composite Quotations under the heading "Federal Funds/Effective Rate." If such rate is not yet published in either H.15(519) or the Composite Quotations by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight Federal funds, prior to 9:00 A.M., New York City time, on such Interest Determination Date arranged by three leading brokers of Federal funds transactions in The City of New York selected by the Calculation Agent; provided, however, that if the brokers selected as aforesaid by the Calculation Agent are not quoting as set forth above, the Federal Funds Rate in effect for the applicable period will be the same as the Federal Funds Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable on the Federal Funds Rate Notes for which such Federal Funds Rate is being determined shall be the Initial Interest Rate).

LIBOR NOTES

     LIBOR Notes will bear interest at the interest rate (calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, and subject to the Minimum Interest Rate and Maximum Interest Rate, if any) specified in the LIBOR Notes and in the applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, "LIBOR" for each Interest Determination Date will be determined by the Calculation Agent as follows:

          (i) As of the Interest Determination Date, LIBOR will be either: (a) if "LIBOR Reuters" is specified in the applicable Pricing Supplement, the arithmetic mean of the offered rates (unless the specified Designated LIBOR Page (as defined below) by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the Index Currency having the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Banking Day immediately following such Interest Determination Date, that appear on the Designated LIBOR Page as of 11:00 A.M., London time, on that Interest Determination Date, if at least two such offered rates appear (unless, as aforesaid, only a single rate is required) on such Designated LIBOR Page, or (b) if "LIBOR Telerate" is specified in the applicable Pricing Supplement, the rate for deposits in the Index Currency having the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Banking Day immediately following such Interest Determination Date, that appears on the Designated LIBOR Page as of 11:00 A.M., London time, on that Interest Determination Date. If fewer than two offered rates appear (if "LIBOR Reuters" is specified in the applicable Pricing Supplement) or no rate appears (if "LIBOR Telerate" is specified in the applicable Pricing Supplement), LIBOR in respect of the related Interest Determination Date will be determined as if the parties had specified the rate described in clause (ii) below.

          (ii) With respect to an Interest Determination Date on which fewer than two offered rates appear (if "LIBOR Reuters" is specified in the applicable Pricing Supplement) or no rate appears (if "LIBOR Telerate" is specified in the applicable Pricing Supplement), the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Banking Day immediately following such Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such Interest Determination Date and in a principal amount of not less than $1,000,000 (or the equivalent in the Index

     Currency, if the Index Currency is not the U.S. dollar) that is representative of a single transaction in such Index Currency in such market at such time. If at least two such quotations are provided, LIBOR determined on such Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR determined on such Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M. (or such other time specified in the applicable Pricing Supplement), in the applicable principal financial center for the country of the Index Currency on such Interest Determination Date, by three major banks in such principal financial center selected by the Calculation Agent for loans in the Index Currency to leading European banks, having the Index Maturity designated in the applicable Pricing Supplement and in a principal amount of not less than $1,000,000 commencing on the second London Banking Day immediately following such Interest Determination Date (or the equivalent in the Index Currency, if the Index Currency is not the U.S. dollar) that is representative for a single transaction in such Index Currency in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR in effect for the applicable period will be the same as LIBOR for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable on the LIBOR Notes for which such LIBOR is being determined shall be the Initial Interest Rate).

     "Index Currency" means the currency (including composite currencies) specified in the applicable Pricing Supplement as the currency for which LIBOR shall be calculated. If no such currency is specified in the applicable Pricing Supplement, the Index Currency shall be U.S. dollars.

     "Designated LIBOR Page" means either (a) if "LIBOR Reuters" is designated in the applicable Pricing Supplement, the display on the Reuters Monitor Money Rates Service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency, or (b) if "LIBOR Telerate" is designated in the applicable Pricing Supplement, the display on the Dow Jones Telerate Service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency. If neither LIBOR Reuters nor LIBOR Telerate is specified in the applicable Pricing Supplement, LIBOR for the applicable Index Currency will be determined as if LIBOR Telerate (and, if the U.S. dollar is the Index Currency, Page 3750) had been specified.

PRIME RATE NOTES

     Prime Rate Notes will bear interest at the interest rate (calculated with reference to the Prime Rate and the Spread or Spread Multiplier, if any, and subject to the Minimum Interest Rate and Maximum Interest Rate, if any) specified in the Prime Rate Notes and in the applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, "Prime Rate" means, with respect to any Interest Determination Date, the rate set forth in H.15(519) for such date opposite the caption "Bank Prime Loan." If such rate is not yet published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Prime Rate for such Interest Determination Date will be the arithmetic mean of the rates of interest publicly announced by each bank named on the Reuters Screen USPRIME1 (as defined below) as such bank's prime rate or base lending rate as in effect for such Interest Determination Date as quoted on the Reuters Screen USPRIME1 on such Interest Determination Date, or, if fewer than four such rates appear on the Reuters Screen USPRIME1 for such Interest Determination Rate, the rate shall be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Interest Determination Date by at least two of the three major money center banks in The City of New York selected by the Calculation Agent from which quotations are requested. If fewer than two quotations are provided, the Prime Rate shall be calculated by the Calculation Agent and shall be determined as the arithmetic mean on the basis of the prime rates in The City of New York by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, in each case having total equity capital of at least U.S. $500 million and being subject to supervision or examination by federal or state authority, selected by the Calculation Agent to quote such rate or rates; provided, however, that if the banks or trust companies selected as aforesaid by the Calculation Agent are not quoting as set forth above, the "Prime Rate" in effect for the applicable period will be the same as the Prime Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable on the Prime Rate Notes for which such Prime Rate is being determined shall be the Initial Interest Rate).

"Reuters Screen USPRIME1" means the display designated as Page "USPRIME1" on the Reuters Monitor Money Rates Services (or such other page as may replace the USPRIME1 on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

TREASURY RATE NOTES

     Treasury Rate Notes will bear interest at the interest rate (calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any) specified in the Treasury Rate Notes and in the applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, the "Treasury Rate" means, with respect to any Interest Determination Date, the rate for the auction held on such date of direct obligations of the United States ("Treasury Bills") having the Index Maturity designated in the applicable Pricing Supplement, as published in H.15(519) under the heading "Treasury Bills -- auction average (investment)," or, if not so published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the auction average rate on such Interest Determination Date (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury Bills having the Index Maturity designated in the applicable Pricing Supplement are not published or reported as provided above by 3:00 P.M., New York City time, on such Calculation Date or if no such auction is held on such Interest Determination Date, then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity designated in the applicable Pricing Supplement; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate for such Interest Reset Date will be the same as the Treasury Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable on the Treasury Rate Notes for which the Treasury Rate is being determined shall be the Initial Interest
Rate).

BOOK-ENTRY NOTES

     The Depositary has advised the Company and the Agents that it is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934 (the "Exchange Act"). The Depositary was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers (including certain of the Agents), banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own the Depositary. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by the Depositary only through participants.

     For a more complete description of Book-Entry Notes, see "Description of Securities -- Global Securities" in the accompanying Prospectus.

                             FOREIGN CURRENCY RISKS

EXCHANGE RATES AND EXCHANGE CONTROLS

     Any investment in Notes that are denominated in a Specified Currency other than U.S. dollars entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Such risks include, without limitation, the possibility of significant changes in rates of exchange between the U.S. dollar and the various foreign currencies or composite currencies and the possibility of the imposition or modification of exchange controls by either the U.S. or a foreign government. Such risks generally depend on economic and political events over which the Company has no control. In recent years, rates of exchange between U.S. dollars and certain foreign currencies have been highly volatile and such volatility may be expected to continue in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in such rate that may occur during the term of any Note. Depreciation against the U.S. dollar of the currency in which a Note is payable would result in a decrease in the effective yield of such Note below its coupon rate and, in certain circumstances, could result in a loss to the investor on a U.S. dollar basis.

THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS AND ANY PRICING SUPPLEMENT DO NOT DESCRIBE ALL THE RISKS OF AN INVESTMENT IN NOTES DENOMINATED IN, OR THE PAYMENT OF WHICH IS RELATED TO THE VALUE OF, A FOREIGN CURRENCY OR A COMPOSITE CURRENCY AND THE COMPANY DISCLAIMS ANY RESPONSIBILITY TO ADVISE PROSPECTIVE PURCHASERS OF SUCH RISKS AS THEY EXIST AT THE DATE OF THIS PROSPECTUS SUPPLEMENT OR AS SUCH RISKS MAY CHANGE FROM TIME TO TIME. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN NOTES DENOMINATED IN SPECIFIED CURRENCIES OTHER THAN U.S. DOLLARS. SUCH NOTES ARE NOT AN APPROPRIATE INVESTMENT FOR INVESTORS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

     The information set forth in this Prospectus Supplement is directed to prospective purchasers who are United States residents, and the Company disclaims any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase, holding or receipt of payments of principal of, premium, if any, and interest on, the Notes. Such persons should consult their own counsel with regard to such matters.

     Governments have imposed from time to time, and may in the future impose, exchange controls which could affect exchange rates as well as the availability of a specified foreign currency at the time of payment of principal of, premium, if any, or interest on, a Note. Even if there are actual exchange controls, it is possible that the Specified Currency for any particular Note not denominated in U.S. dollars would not be available when payments on such Note are due. In that event, the Company would make required payments in U.S. dollars on the basis of the Market Exchange Rate on the date of such payment, or if such rate of exchange is not then available, on the basis of the Market Exchange Rate as of the most recent practicable date.

     With respect to any Note denominated in a foreign currency or currency unit, the applicable Pricing Supplement will include information with respect to applicable current exchange controls, if any, and historic exchange rate information on such currency or currency unit. The information contained therein shall constitute a part of this Prospectus Supplement and is furnished as a matter of information only and should not be regarded as indicative of the range of or trends in fluctuations in currency exchange rates that may occur in the future.

GOVERNING LAW AND JUDGMENTS

     The Notes will be governed by and construed in accordance with the laws of the State of New York. In the event an action based on Notes denominated in a Specified Currency other than U.S. dollars were commenced in a court in the United States, it is likely that such court would grant judgment relating to the Notes only in U.S. dollars.

                             UNITED STATES TAXATION


     In the opinion of Jones, Day, Reavis & Pogue, tax counsel to the Company, the following are the material United States federal income tax consequences to initial holders purchasing Notes at the "issue price" (as defined below) of ownership and disposition of the Notes. This summary is based on the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), administrative pronouncements, judicial decisions and existing and proposed Treasury Regulations, including regulations concerning the treatment of debt instruments issued with original issue discount (the "OID Regulations"), changes to any of which subsequent to the date of this Prospectus Supplement may affect the tax consequences described herein, possibly with retroactive effect. This summary discusses only Notes held as capital assets within the meaning of Section 1221 of the Code. It does not discuss all of the tax consequences that may be relevant to a holder in light of its particular circumstances or to holders subject to special rules, such as certain financial institutions, insurance companies, dealers in securities or foreign currencies, persons holding Notes as a hedge against, or which are hedged against, currency risks, that are part of a straddle, conversion or other integrated transaction, persons who are not "Holders" (as defined below) or holders whose functional currency (as defined in Code Section 985) is not the U.S. dollar. Finally, this summary does not discuss Original Issue Discount Notes (as defined below) that qualify as "applicable high-yield discount obligations" under Section 163(i) of the Code. Holders of Original Issue Discount Notes that are "applicable high-yield discount obligations" may be subject to special rules. Persons considering the purchase of Notes should consult their tax advisors with regard to the application of the United States federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.


     As used herein, the term "Holder" means a beneficial owner of a Note that is for United States federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation created in or under the laws of the United States or any State thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantive decisions of the trust, or (v) a partnership or other entity created or organized in or under the laws of the United States or any State thereof and properly classified as a U.S. entity.

TAX CONSEQUENCES TO HOLDERS

  Payments of Interest on Notes

     Qualified stated interest (as defined below under " -- Original Issue Discount Notes") paid on a Note will generally be taxable to a Holder as ordinary interest income at the time it accrues or is received in accordance with the Holder's method of accounting for federal income tax purposes. Under the OID Regulations, all payments of interest on a Note that matures one year or less from its date of issuance will be included in the stated redemption price at maturity of that Note and will be taxed in the manner described below under "--Original Issue Discount Notes." Special rules governing the treatment of interest paid with respect to Original Issue Discount Notes, including certain Floating Rate Notes and Foreign Currency Notes, are discussed below. Any other special United States federal income tax considerations, not otherwise discussed herein, which are applicable to any particular issue of Notes will be discussed in the applicable Pricing Supplement.

  Original Issue Discount Notes

     A Note that is issued for an amount less than its stated redemption price at maturity will generally be considered to have been issued at an original issue discount for United States federal income tax purposes (an "Original Issue Discount Note"). The issue price of a Note will equal the first price at which a substantial amount of the Notes is sold to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). The stated redemption price at maturity of a Note will equal the sum of all payments required under the Note other than payments of qualified stated interest. "Qualified stated interest" is stated interest unconditionally payable as a series of payments in cash or property (other than debt instruments of the issuer) at least annually during the entire term of the Note and equal to the outstanding principal balance of the Note multiplied by a single fixed rate or certain variable rates of interest, or certain combinations thereof. Special tax considerations (including possible original issue discount) may arise with respect to Floating Rate Notes providing for (i) one Base Rate followed by one or more Base Rates, (ii) a single fixed rate followed by a floating rate or (iii) a Qualifying Spread Multiplier.

     Purchasers of Floating Rate Notes subject to any of the special tax considerations described in the preceding paragraph should carefully examine the applicable Pricing Supplement and should consult their tax advisors with respect to such considerations since the tax consequences will depend, in part, on the particular terms of the purchased Notes. Special rules may also apply if a Floating Rate Note is subject to a cap, floor, governor or similar restriction that is not fixed throughout the term of the Note and is reasonably expected as of the issue date to cause the yield on the Note to be significantly less or more than the expected yield determined without the restriction. Floating Rate Notes that do not qualify as variable rate debt instruments may be treated as contingent payment debt instruments. See "-- Contingent Payment Debt Instruments."

     If the difference between a Note's stated redemption price at maturity and its issue price is less than a de minimis amount, i.e., 1/4 of 1 percent of the Note's stated redemption price at maturity multiplied by the number of complete years to maturity, then the Note will not be considered to have original issue discount. Holders of Notes with a de minimis amount of original issue discount will generally include such original issue discount in income, as capital gain, on a pro rata basis as principal payments are made on the Note.

     A Holder of Original Issue Discount Notes will be required to include any qualified stated interest payments in income in accordance with the Holder's method of accounting for federal income tax purposes. Holders of Original Issue Discount Notes that mature more than one year from their date of issuance will be required to include original issue discount in income for United States federal income tax purposes as it accrues, in accordance with a constant yield method based on a compounding of interest, before the receipt of some or all of the cash payments attributable to such income. Under this method, Holders of Original Issue Discount Notes generally will be required to include in income increasingly greater amounts of original issue discount in successive accrual periods. The amount of original issue discount includible in income by a Holder of an Original Issue Discount Note is the sum of the daily portions of original issue discount with respect to the Original Issue Discount Note for each day during the taxable year or portion of the taxable year on which the Holder holds such Original Issue Discount Note ("accrued original issue discount"). The daily portion is determined by allocating to each day in any accrual period a pro rata portion of the original issue discount allocable to that accrual period. "Accrual periods" with respect to a Note may be of any length selected by the Holder and may vary in length over the term of the Note as long as (i) no accrual period is longer than one year and (ii) each scheduled payment of interest or principal on the Note occurs on either the final or first date of an accrual period. The amount of original issue discount allocable to an accrual period equals the excess of (a) the product of the Original Issue Discount Note's adjusted issue price at the beginning of the accrual period and such Note's yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over (b) the sum of the payments of qualified stated interest on the Note allocable to the accrual period. The "adjusted issue price" of an Original Issue Discount Note at the beginning of any accrual period is the issue price of the
Note increased by (x) the amount of accrued original issue discount for each prior accrual period and decreased by (y) the amount of any payments previously made on the Note that were not qualified stated interest payments. For purposes of determining the amount of original issue discount allocable to an accrual period, if an interval between payments of qualified stated interest on the Note contains more than one accrual period, the amount of qualified stated interest payable at the end of the interval (including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval) is allocated pro rata on the basis of relative lengths to each accrual period in the interval, and the adjusted issue price at the beginning of each accrual period in the interval must be increased by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. The amount of original issue discount allocable to an initial short accrual period may be computed using any reasonable method if all other accrual periods other than a final short accrual period are of equal length. The amount of original issue discount allocable to the final accrual period is the difference between (x) the amount payable at the maturity of the Note (other than any payment of qualified stated interest) and (y) the Note's adjusted issue price as of the beginning of the final accrual period.

     Acquisition Premium. A Holder that purchases a Note for an amount less than or equal to the sum of all amounts payable on the Note after the purchase date other than payments of qualified stated interest but in excess of its adjusted issue price (any such excess being "acquisition premium") and that does not make the election described below under "-- Constant Yield Election" is permitted to reduce the daily portions of original issue discount by a fraction, the numerator of which is the excess of the Holder's adjusted basis in the Note immediately after its purchase over the adjusted issue price of the Note, and the denominator of which is the excess of the sum of all amounts payable on the Note after the purchase date, other than payments of qualified stated interest, over the Note's adjusted issue price.

     Market Discount. A Note, other than a Note with a fixed maturity date not exceeding one year from the date of issue, will be treated as purchased at a market discount (a "Market Discount Note") if the Note's stated redemption price at maturity or, in the case of an Original Issue Discount Note, the Note's revised issue price, exceeds the amount for which the Holder purchased the Note by at least 1/4 of 1 percent of such Note's stated redemption price at maturity or revised issue price, as the case may be, multiplied by the number of complete years remaining from the time of acquisition to the Note's maturity. If such excess is not sufficient to cause the Note to be a Market Discount Note, then such excess constitutes "de minimis market discount." The "revised issue price" of a Note generally equals its issue price increased by the amount of any original issue discount that has accrued on the Note.

     Any gain recognized on the maturity or disposition of a Market Discount Note will be treated as ordinary income to the extent that such gain does not exceed the accrued market discount on such Note. Alternatively, a Holder of a Market Discount Note may elect to include market discount in income currently over the life of such Note. Such an election shall apply to all debt instruments with market discount acquired by the electing Holder on or after the first day of the first taxable year to which the election applies. This election may not be revoked without the consent of the Internal Revenue Service.

     Market discount on a Market Discount Note will accrue on a straight-line basis unless the Holder makes the election described below under "- Constant Yield Election." A Holder of a Market Discount Note that does not elect to include market discount in income currently generally will be required to defer deductions for interest on borrowings allocable to such Note in an amount not exceeding the accrued market discount on such Note until the maturity or disposition of such Note.

     Pre-Issuance Accrued Interest. If (i) a portion of the initial purchase price of a Note is attributable to pre-issuance accrued interest, (ii) the first stated interest payment on the Note is to be made within one year of the Note's issue date and (iii) the payment will equal or exceed the amount of pre-issuance accrued interest, then the Holder may elect to decrease the issue price of the Note by the amount of pre-issuance accrued interest. In that event, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on the Note.

     Short-Term Notes. Under the OID Regulations, an Original Issue Discount Note that matures one year or less from its date of issuance will be treated as "short-term." In general, a cash method Holder of a short-term Original Issue Discount Note is not required to accrue original issue discount for United States federal income tax purposes unless it elects to do so, but may be required to include any stated interest in income as the interest is received. Holders who report income for United States federal income tax purposes on the accrual method and certain other Holders, including banks, regulated investment companies, common trust funds, Holders who hold Notes as part of certain identified hedging transactions, certain pass-through entities and dealers in securities, are required to include original issue discount in income on such short-term Original Issue Discount Notes as it accrues on a straight-line basis, unless the Holder makes the Constant Yield Election described below. In the case of a Holder who is not required and who does not elect to include original issue discount in income currently, any gain realized on the sale, exchange or retirement of a short-term Original Issue Discount Note will be ordinary income to the extent of the original issue discount accrued on a straight-line basis (or, if the Holder makes the Constant Yield Election described below) through the date of sale, exchange or retirement. In addition, such Holders will be required to defer deductions for any interest paid on indebtedness incurred to purchase or carry short-term Original Issue Discount Notes in an amount not exceeding the deferred interest income, until such deferred interest income is recognized.

     For purposes of determining the amount of original issue discount subject to these rules, all interest payments on a short-term Original Issue Discount Note, including stated interest, are included in the short-term Original Issue Discount Note's stated redemption price at maturity.

     Constant Yield Election. Under the OID Regulations, a Holder may make an election (the "Constant Yield Election") to include in gross income all interest that accrues on a Note (including stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) in accordance with a constant yield method based on the compounding of interest.

     In applying the constant yield method to a Note with respect to which the Constant Yield Election has been made, the issue price of the Note will equal the electing Holder's adjusted basis in the Note immediately after its acquisition, the issue date of the Note will be the date of its acquisition by the electing Holder, and no payments on the Note will be treated as payments of qualified stated interest. This election will generally apply only to the Note with respect to which it is made and may not be revoked without the consent of the Internal Revenue Service. If this election is made with respect to a Note with amortizable bond premium, then the electing Holder will be deemed to have elected to apply amortizable bond premium (as defined below) against interest with respect to all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, held by the electing Holder as of the beginning of the taxable year in which the Note with respect to which the election is made is acquired or thereafter acquired during such taxable year. The deemed election with respect to amortizable bond premium may not be revoked without the consent of the Internal Revenue Service.

     If the Constant Yield Election is made with respect to a Market Discount Note, the electing Holder will be treated as having made the election discussed above under "-- Market Discount" to include market discount in income currently over the life of all debt instruments held or thereafter acquired by such Holder.

     If a Holder makes a Constant Yield Election for a Note having amortizable bond premium (as defined below), such election will result in a deemed election to amortize bond premium for all of the Holder's debt instruments having amortizable bond premium and may be revoked only with the permission of the Internal Revenue Service with respect to debt instruments acquired after revocation.

     Redemptions. Original Issue Discount Notes containing a redemption provision may be subject to rules that differ from the general rules discussed above. Purchasers of Original Issue Discount Notes with such a feature should carefully examine the applicable Pricing Supplement and should consult their tax advisors with respect to such a feature since the tax consequences with respect to original issue discount will depend, in part, on the particular terms and the particular features of the purchased Note.

     Aggregation Rules. The OID Regulations provide that, in certain circumstances, if more than one debt instrument is issued in connection with the same transaction or related transactions, some or all of such debt instruments may be aggregated and treated as a single debt instrument with a single issue price, maturity date, yield to maturity and stated redemption price at maturity for purposes of calculating and accruing any original issue discount. This rule ordinarily applies only to instruments of a single issuer issued to a single holder. Unless otherwise provided in the related Pricing Supplement, the Company does not expect to treat any of the Notes as being subject to the aggregation rules for purposes of computing original issue discount.

SALE, EXCHANGE OR RETIREMENT OF THE NOTES

     Except as otherwise described herein, upon the sale, exchange or retirement of a Note, a Holder will recognize taxable gain (or loss) equal to the amount by which the amount realized on the sale, exchange or retirement exceeds (or is exceeded by) such Holder's adjusted tax basis in the Note. For these purposes, the amount realized does not include any amount attributable to accrued interest on the Note. Amounts attributable to accrued interest are treated as interest as described under "-- Payments of Interest on Notes" above, in accordance with the Holder's method of accounting for United States federal income tax purposes as described therein. A Holder's adjusted tax basis in a Note will generally equal the cost of the Note to such Holder, increased by the amount of any original issue discount previously included in income by the Holder with respect to such Note and reduced by any amortized premium and any principal payments received by the Holder and, in the case of an Original Issue Discount Note, by the amounts of any other payments that do not constitute qualified stated interest (as defined above).

     Subject to the discussion under "-- Foreign Currency Notes" below, gain or loss realized on the sale, exchange or retirement of a Note will be capital gain or loss (except in the case of a short-term Original Issue Discount Note, to the extent of any original issue discount, or in the case of a Market Discount Note, to the extent of any accrued market discount, not previously included in the Holder's taxable income). Such capital gain or loss will be long-term capital gain or loss if at the time of sale, exchange or retirement the Note has been held for more than one year, and for non-corporate taxpayers will be subject to a maximum tax rate of 20% (in the case of a Note held for longer than 18 months) or 28% (in the case of a Note held for longer than one year but not longer than 18 months). See "-- Original Issue Discount Notes" above. The distinction between long-term capital gain or loss and ordinary income or loss is also relevant for purposes of, among other things, limitations on the deductibility of capital losses and limitations on the deductibility of investment interest expense.

AMORTIZABLE BOND PREMIUM

     If a Holder purchases a Note for an amount that is greater than the amount payable at maturity, such Holder will be considered to have purchased such Note with "amortizable bond premium" equal in amount to such excess, and may elect to amortize such premium, using a constant yield method, over the remaining term of the Note (where such Note is not optionally redeemable prior to its maturity date). If such Note may be optionally redeemed prior to maturity after the Holder has acquired it, the amount of amortizable bond premium is determined with reference to the amount payable on maturity or, if it results in a smaller premium attributable to the period of earlier redemption date, with reference to the amount payable on the earlier redemption date. A Holder that elects to amortize bond premium must reduce his tax basis in the Note by the amount of the premium amortized in any year. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the taxpayer and may be revoked only with the consent of the Internal Revenue Service.

     Under Regulations effective for debt instruments acquired on or after March 2, 1998, the amount of bond premium allocable to an accrual period that exceeds the amount of qualified stated interest allocable to that period may be deducted, but only to the extent the Holder's prior income inclusions on the Note exceed the total amount treated by the Holder as a bond premium deduction in prior periods. Any such disallowed deductions may be carried forward and treated as bond premium in subsequent periods.

FOREIGN CURRENCY NOTES

     The following summary relates to Notes that are denominated in a currency or currency unit other than the U.S. dollar ("Foreign Currency Note").

A Holder that uses the cash method of accounting and that receives a payment of qualified stated interest in a foreign currency with respect to a Foreign Currency Note will be required to include in income the U.S. dollar value of the foreign currency payment upon receipt (determined on the date of receipt) regardless of whether the payment is in fact converted to U.S. dollars at that time, and such U.S. dollar value will be the Holder's tax basis in the foreign currency.

     In the case of accrual method taxpayers and Holders of Original Issue Discount Notes, a Holder will be required to include in income the U.S. dollar value of the amount of interest income (including original issue discount, but reduced by amortizable bond premium to the extent applicable) that has accrued and is otherwise required to be taken into account with respect to a Foreign Currency Note during an accrual period. The U.S. dollar value of such accrued income will be determined by translating such income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within each taxable year. Such Holder will recognize ordinary income or loss with respect to accrued interest income on the date such income is actually received. The amount of ordinary income or loss recognized will equal the difference between the U.S. dollar value of the foreign currency payment received (determined on the date such payment is received) in respect of such accrual period and the U.S. dollar value of interest income that has accrued during such accrual period (as determined above). A Holder may elect to translate interest income (including original issue discount) into U.S. dollars at the spot rate on the last day of the interest accrual period (or, in the case of a partial accrual period, the spot rate on the last date of the taxable year) or, if the date of receipt is within five business days of the last day of the interest accrual period, the spot rate on the date of receipt. A Holder that makes such an election must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the Internal Revenue Service.

     Original issue discount and amortizable bond premium with respect to a Foreign Currency Note are to be determined in the relevant foreign currency.

     Any loss realized on the sale, exchange or retirement of a Foreign Currency Note with amortizable bond premium by a Holder who has not elected to amortize such premium will be a capital loss to the extent of such bond premium. If such an election is made, amortizable bond premium taken into account on a current basis shall reduce interest income in units of the relevant foreign currency. Exchange gain or loss is realized on such amortized bond premium with respect to any period by treating the bond premium amortized in such period as a return of principal.

     A Holder's tax basis in a Foreign Currency Note, and the amount of any subsequent adjustment to such Holder's tax basis, will be the U.S. dollar value of the foreign currency amount paid for such Foreign Currency Note, or of the foreign currency amount of the adjustment, determined on the date of such purchase or adjustment. A Holder that purchases a Foreign Currency Note with previously owned foreign currency will recognize ordinary income or loss in an amount equal to the difference, if any, between such Holder's tax basis in the foreign currency and the U.S. dollar fair market value of the Foreign Currency Note on the date of purchase.

     Gain or loss realized upon the sale, exchange or retirement of a Foreign Currency Note that is attributable to fluctuations in currency exchange rates will be ordinary income or loss that will not be treated as interest income or expense. Gain or loss attributable to fluctuations in exchange rates will equal the difference between (i) the U.S. dollar value of the foreign currency principal amount of such Note, and any payment with respect to accrued interest determined on the date such payment is received or the Note is disposed of, and
(ii) the U.S. dollar value of the foreign currency principal amount of such Note, determined on the date such Holder acquired such Note, and the U.S. dollar value of the accrued interest received, determined by translating such interest at the average exchange rate for the accrual period. Such foreign currency gain or loss will be recognized only to the extent of the total gain or loss realized by a Holder on the sale, exchange or retirement of the Foreign Currency Note. The source of such foreign currency gain or loss will be determined by reference to the residence of the Holder or the "qualified business unit" of the Holder on whose books the Note is properly reflected. Any gain or loss realized by such a Holder in excess of such foreign currency gain or loss will be capital gain or loss except in the case of a short-term Original Issue Discount Note, to the extent of any original issue discount not previously included in the Holder's income, or in the case of a Market Discount Note, to the extent of accrued market discount.

     A Holder will have a tax basis in any foreign currency received on the sale, exchange or retirement of a Foreign Currency Note equal to the U.S. dollar value of such foreign currency, determined at the time of such sale, exchange or retirement. Under a special rule for purchases and sales of publicly traded Foreign Currency Notes by a cash method taxpayer, units of foreign currency paid or received are translated into U.S. dollars at the spot rate on the settlement date of the purchase or sale; accordingly, no exchange gain or loss will result from currency fluctuations between the trade date and the settlement of such a purchase or sale. An accrual method taxpayer may elect the same treatment required of cash-method taxpayers with respect to the purchase and sale of publicly traded Foreign Currency Notes provided the election is applied consistently. Such election cannot be changed without the consent of the Internal Revenue Service. Any gain or loss realized by a Holder on a sale or other disposition of foreign currency (including its exchange for U.S. dollars or its use to purchase Foreign Currency Notes) will be ordinary income or loss.

  Extension of Maturity

     In general, whether the extension of the maturity of a Note not occurring by operation of the original terms of the Note will result in a taxable exchange depends on the changes in the yield, if any, in the timing and amounts of payments, and on any changes in other relevant terms. The alteration of the terms of a debt instrument

(a "modification") will, if significant, result in a deemed exchange of the original debt instrument for a modified debt instrument. In addition, certain changes that occur by operation of the original terms of a debt instrument, such as an option exercisable by a holder that results in a deferral or reduction of any scheduled payment, are considered "modifications" and, if significant, will result in a deemed exchange of the original debt instrument for a "modified" debt instrument.

     The determination of whether a modification is significant is made based on all relevant facts and circumstances. A modification that changes the timing of payments due under a debt instrument is a significant modification if it results in the "material deferral" of scheduled payments. The materiality of the deferral depends upon all the relevant facts and circumstances, including the length of the deferral, the original term of the instrument, the amounts of the payments that are deferred, and the time period between the modification and the actual deferral of payments. However, deferral will not be material if a deferred payment is unconditionally payable no later than the earlier of the expiration of five years or 50 percent of the original term of the instrument.

     The extension of the maturity of a Note not occurring by operation of the original terms of the Note will result in an exchange for United States federal income tax purposes if the extension results in the material deferral of a scheduled payment or payments. If the terms of a debt instrument are modified to defer one or more payments, then for purposes of the original issue discount provisions the debt instrument will be treated as retired and reissued on the date of the modification for an amount equal to the instrument's adjusted issue price on that date. This result obtains even though the modification does not otherwise cause an exchange for United States federal income tax purposes under the principles discussed above.

  Contingent Payment Debt Instruments

     Floating Rate Notes that do not qualify as variable rate debt instruments may be treated as contingent payment debt instruments for United States federal income tax purposes. The treatment of such Notes will vary depending on their exact terms. Under the OID Regulations, the amount of interest included in a Holder's income for any year with respect to a Note deemed to be a contingent payment debt instrument generally will be determined by projecting the amounts of fixed and contingent payments and the yield on the instrument, with variances between actual and projected amounts ultimately increasing or decreasing the Holder's taxable income. The payment schedule consists of all fixed payments on the debt instrument and a projected amount for each contingent payment.

     The yield of a Note deemed to be a contingent payment debt instrument that is issued for money or publicly traded property is first determined by reference to comparable yields at which the issuer would issue a fixed rate debt instrument having similar terms and conditions, with the payment schedule then set to fit the yield. Projected payments are generally based on the forward price of payments where price quotes are readily available for contingencies. Where price quotes are not readily available for contingencies, projected payments will be based on the expected amount of the payment as of the issue date, set in some cases by reference to the comparable yield.

  Anti-Abuse Regulation

     If a principal purpose in structuring a debt instrument or engaging in a transaction is to achieve a result that is unreasonable in light of the purposes of Section 163(e) or Sections 1271 through 1275 of the Code (relating to, inter alia, original issue discount, amortizable bond premium, acquisition premium, market discount, and pre-issuance accrued interest) or any related Section of the Code, the Internal Revenue Service may apply or depart from the Regulations under the applicable Sections as necessary or appropriate to achieve a reasonable result. Whether a result is reasonable is determined based on all the facts and circumstances, giving significant attention to whether the treatment of a particular debt instrument is expected to have a substantial effect on the U.S. tax liability of the issuer or holder.

  Backup Withholding and Information Reporting

     In general, information reporting requirements will apply to payments of principal, any premium and interest on a Note and the proceeds of the sale of a Note before maturity within the United States to, and to the accrual of original issue discount on an Original Issue Discount Note with respect to, non-corporate Holders, and such Holders may be subject to backup withholding at a rate of 31% on such payments. Backup withholding will apply only if the Holder
(i) fails to furnish its Taxpayer Identification Number ("TIN") which, for an individual, would be his Social Security number, (ii) furnishes an incorrect TIN, (iii) is notified by the Internal Revenue Service that it has failed to properly report payments of interest and dividends or (iv) under certain circumstances, fails to certify, under penalty of perjury, that it has furnished a correct TIN and has not been notified by the Internal Revenue Service that it is subject to backup withholding for failure to report interest and dividend payments. Holders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption if applicable.

     The amount of any backup withholding from a payment to a Holder will be allowed as a credit against such Holder's United States federal income tax liability and may entitle such Holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

     On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations"), which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1998, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

     THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                              PLAN OF DISTRIBUTION

     The Notes are being offered on a continuing basis by the Company through the Agents, who have agreed to use their reasonable efforts to solicit offers to purchase the Notes. Unless otherwise specified in the applicable Pricing Supplement, the Company will pay each Agent a commission which, depending upon the maturity, will range from .125% to .750% of the purchase price of such Note sold through such Agent. The Company may also sell Notes to an Agent, as principal, for resale to investors at varying prices related to prevailing market prices at the time of resale, as determined by such Agent. The Company reserves the right to sell Notes directly to investors on its own behalf in those jurisdictions where it is authorized to do so. In the case of such sales made directly by the Company, no commission will be payable to the Agents. The Company has agreed to reimburse the Agents for certain expenses.

     The Company may also sell Notes to an Agent as principal for its own account at discounts to be agreed upon at the time of sale. Such Notes may be resold to investors and other purchasers at prevailing market prices, or prices related thereto at the time of such resale, as determined by the Agent or, if so agreed, at a fixed public offering price. In addition, the Agents may offer the Notes they have purchased as principal to other dealers. The Agents may sell Notes to any dealer at a discount and, unless otherwise specified in the applicable Pricing Supplement, such discount allowed to any dealer will not be in excess of the discount to be received by such Agent from the Company. After the initial public offering of Notes to be resold to investors and other purchasers, the public offering price (in the case of Notes to be resold at a fixed public offering price), concession and discount may be changed.

     In order to facilitate the offering of the Notes, the Agents may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes. Specifically, the Agents may overallot in connection with the offering, creating a short position in the Notes for their own account. In addition, to cover overallotments or to stabilize the price of the Notes, the Agents may bid for, and purchase, the Notes in the open market. Finally, the Agents may reclaim selling concessions allowed to any agent or a dealer for distributing the Notes in the offering, if the

Agents repurchase previously distributed Notes in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Notes above independent market levels. The Agents are not required to engage in these activities and may end any of these activities at any time.

     The Company reserves the right to withdraw, cancel or modify the offer made hereby without notice and may reject any proposed purchase of Notes in whole or in part whether placed directly with the Company or through one of the Agents. An Agent will have the right to reject any offer to purchase Notes solicited by it in whole or in part.

     Payment of the purchase price of the Notes will be required to be made in immediately available funds in The City of New York on the date of settlement.

     The Agents may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 (the "Securities Act"). The Company has agreed to indemnify each Agent against certain liabilities, including certain liabilities under the Securities Act or to contribute to payments the Agents may be required to make in respect of such liabilities. Each of the Agents may engage in transactions with, or perform services for, the Company in the ordinary course of business.

     Unless otherwise provided in the Pricing Supplement, the Notes will not be listed on any securities exchange, but the Agents presently intend to make a market in the Notes, as permitted by applicable laws and regulations. The Agents are not obligated, however, to make a market in the Notes and any such market making may be discontinued at any time at the sole discretion of the Agents. No assurance can be given as to the liquidity of any trading in the Notes.

     Morgan Stanley & Co. Incorporated acts as financial advisor to the Company from time to time. In the ordinary course of their respective businesses, affiliates of Key Capital Markets, Inc., J.P. Morgan Securities Inc. and NationsBanc Montgomery Securities LLC have engaged, and will in the future engage, in normal commercial banking and investment banking transactions with the Company. In addition, an affiliate of Key Capital Markets, Inc. acts in a fiduciary capacity on behalf of the Company in connection with a certain benefit plan for certain employees of the Company. The Agents and/or certain of their affiliates have provided, and will in the future continue to provide, investment banking and other financial services for the Company and certain of its affiliates in the ordinary course of business for which they have received and will receive customary compensation.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE ANY OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY.


                  Subject to Completion, Dated April 20, 1998


PROSPECTUS

                                  $300,000,000

                               THE TIMKEN COMPANY
                                DEBT SECURITIES
                            ------------------------

     The Timken Company ("Timken" or the "Company") may offer from time to time in one or more series its debentures, notes or other evidence of indebtedness (the "Securities"), up to an aggregate principal amount not to exceed the equivalent of $300,000,000, on terms to be determined at the time of sale by market conditions. As used herein, Securities shall include Securities denominated in U.S. dollars or, at the option of the Company if so specified in a Prospectus Supplement (the "Prospectus Supplement"), in any other currency, including composite currencies such as the European Currency Unit. The specific designation, aggregate principal amount, maturity, rate and time of payment of any interest, purchase price, any terms for mandatory or optional redemption (including any sinking fund), any modification of the covenants and any other specific terms in connection with the sale of the Securities in respect of which this Prospectus is being delivered (the "Offered Securities"), together with the terms of the offering of such Securities, will be set forth in an accompanying Prospectus Supplement or an accompanying Pricing Supplement (each, a "Pricing Supplement"). The Company presently expects that any Securities issued hereunder will be in the form of its Medium-Term Notes, Series A. To the extent that such Notes are issued and sold, the Company's ability to issue other Securities hereunder will be correspondingly reduced.
                            ------------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON
THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.
                            ------------------------

     The Securities may be offered directly, through agents designated from time to time, through dealers or through underwriters. Such agents, dealers or underwriters may include Morgan Stanley & Co. Incorporated, Key Capital Markets, Inc., J.P. Morgan Securities Inc., NationsBanc Montgomery Securities LLC and/or other parties, acting alone or with other parties. See "Plan of Distribution." Any such agents, dealers or underwriters are set forth in the Prospectus Supplement. If an agent of the Company or a dealer or underwriter is involved in the offering of the Offered Securities, the agent's commission, dealer's purchase price, underwriter's discount and net proceeds to the Company will be set forth in, or may be calculated from, the Prospectus Supplement and the net proceeds to the Company from such sale will be the purchase price of such Securities less such commission in the case of an agent, the purchase price of such Securities in the case of a dealer, and the public offering price less such discount in the case of an underwriter and less, in each case, the other expenses of the Company. See "Plan of Distribution" for possible indemnification arrangements for agents, dealers and underwriters.
                            ------------------------
The date of this Prospectus is April   , 1998

     NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT OR PRICING SUPPLEMENT IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT OR PRICING SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY THE AGENTS. THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT OR PRICING SUPPLEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SECURITIES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.
                               ------------------

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Seven World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a Web site located at http://www.sec.gov., that contains reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission. As the Company's equity securities are listed on the New York Stock Exchange ("NYSE"), such material can also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005. The Company has filed with the Securities and Exchange Commission a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933 (the "Act") with respect to the Securities. The Prospectus and any Prospectus Supplement and Pricing Supplement omit certain information set forth in the Registration Statement in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement, including the exhibits filed therewith. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.
                               ------------------

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company hereby incorporates in this Prospectus by reference the following documents (Commission File No. 1-01169), heretofore filed with the Commission, pursuant to the Exchange Act, to which reference hereby is made:

     1. The Company's Annual Report on Form 10-K for the year ended December 31, 1997.

     2. The Company's Current Report on Form 8-K as filed with the Commission on April 15, 1997.

     3. The Company's Current Report on Form 8-K as filed with the Commission on February 6, 1998.

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

     Any person to whom a copy of this Prospectus is delivered may obtain without charge, upon written or oral request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents which are not specifically incorporated by reference into such documents. Requests should be directed to Larry R. Brown, Senior Vice President and General Counsel, The Timken Company, 1835 Dueber Avenue, S.W., Canton, Ohio 44706-2798; telephone (330) 438-3000.

                           FORWARD-LOOKING STATEMENTS

     The statements set forth in this document that are not historical in nature are forward-looking statements. The Company cautions readers that actual results may differ materially from those projected or implied in forward-looking statements made by or on behalf of the Company due to a variety of important factors, such as: (a) changes in world economic conditions. This includes, but is not limited to, the potential instability of governments and legal systems in countries in which the Company conducts business, and significant changes in currency valuations; (b) changes in customer demand on sales and product mix. This includes the effect of customer strikes and the impact of changes in industrial business cycle; (c) competitive factors, including changes in market penetration and the introduction of new products by existing and new competitors; (d) changes in operating costs, which includes the effect of changes in the Company's manufacturing processes; changes in costs associated with varying levels of operations, changes resulting from inventory management, initiatives and different levels of customer demands; the effects of unplanned work stoppages; changes in the cost of labor and benefits, and the cost and availability of raw materials and energy; (e) the success of the Company's operating plans, including its ability to achieve the benefits from its on-going continuous improvement programs, its ability to integrate acquisitions into Company operations, the ability of recently acquired companies to achieve satisfactory operating results and the Company's ability to maintain appropriate relations with unions that represent Company associates in certain locations in order to avoid disruptions of business; (f) unanticipated litigation, claims or assessments, which includes, but is not limited to, claims or problems related to product warranty and environmental issues; and (g) changes in worldwide financial markets to the extent they affect the Company's ability to raise capital, have an impact on the overall performance of the Company's pension fund investments and cause changes in the economy which affect customer demand.

                                  THE COMPANY

     Timken, an outgrowth of a business originally founded in 1899 by Henry Timken, was incorporated in 1904 under the laws of the State of Ohio as The Timken Roller Bearing Company. Timken's products are divided into two industry segments. The first includes anti-friction bearings; the second industry segment is steel.

     Sales of the Company's bearings are made predominantly to manufacturers in the automotive, machinery, railroad, aerospace and agricultural industries, and to service replacement markets. The Company's tapered roller bearings are used in a wide variety of products including passenger cars, trucks, railroad cars and locomotives, aircraft wheels, machine tools, rolling mills and farm and construction equipment. Super precision bearings, in the general ball and straight roller bearing segment, are used in aircraft, missile guidance systems, computer peripherals and medical instruments.

     Steel products include steels of intermediate alloy, low alloy and carbon grades, vacuum processed alloys, tool steel and other custom-made steel products including parts made from specialty steel. These are available in a wide range of solid and tubular sections with a variety of finishes. A significant portion of the Company's steel products is consumed in its bearing operations. In addition, sales are made to other antifriction bearing companies and to aircraft, automotive, forging, tooling and oil and gas drilling industries. Sales are also made to steel service centers. Tool steels increasingly are being sold through newly acquired distribution facilities.

     The Company's principal executive offices are located at 1835 Dueber Avenue, S.W., Canton, Ohio 44706-2798, telephone (330) 438-3000.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratio of earnings to fixed charges for the Company for each of the last five fiscal years ended December 31, 1997. For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of income (loss) before income taxes, extraordinary item, cumulative effects of accounting changes, amortization of capitalized interest and fixed charges excluding capitalized interest. "Fixed charges" consist of interest (both expensed and capitalized), and the portion of rentals deemed to represent an interest factor.

                                                    FISCAL YEAR ENDED DECEMBER 31,
                                            1997    1996    1995(1)     1994(1)     1993(1)
                                            -----   -----   -------   -----------   -------
Ratio of earnings to fixed charges........  10.92   11.10    8.31        4.62         .38

---------------

(1) Restated to include portions of capitalized interest as part of fixed charges.

                                USE OF PROCEEDS

     Except as otherwise described in a Prospectus Supplement or Pricing Supplement, the Company intends to use the net proceeds from the sale of the Securities for general corporate purposes, including capital expenditures, additions to working capital, possible acquisitions and reduction of indebtedness, including short-term debt. Pending such application, such net proceeds may be invested in short-term marketable securities. The Company may raise additional funds from time to time through equity or debt financings.

                           DESCRIPTION OF SECURITIES

     The Securities will be issued under an Indenture (the "Indenture") dated as
of April   , 1998, between the Company and The Bank of New York, as trustee (the
"Trustee"). The Indenture, which is an exhibit to the Registration Statement, is incorporated by reference herein. The following summaries of certain provisions of the Indenture and the Securities describe all material terms of such provisions. Such provisions, however do not purport to be complete and are subject to and are qualified in their entirety by reference to the Indenture and the Securities. Whenever a defined term is used, its definition is set forth herein or in the Indenture or in the Securities. Further terms of the Offered Securities are set forth in the Prospectus Supplement and the Pricing Supplement.

     The provisions of the Indenture described below under "Certain Restrictions on the Company" are the only provisions contained in the Indenture that restrict the ability of the Company to incur additional debt, including debt in the event of a highly leveraged transaction involving the Company. While such covenants give the Board of Directors of the Company some discretion to exclude from Principal Manufacturing Property, as defined below, properties which are not of material importance to the Company and its subsidiaries, taken as a whole, the Board has no ability to waive the applicability of these covenants.

GENERAL

     The Indenture does not limit the aggregate principal amount of Securities which may be issued thereunder and provides that Securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies, including European Currency Units. The Securities will be unsecured obligations of the Company and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company. As of March 31, 1998, the Company had approximately
(i) $70.7 million of outstanding secured indebtedness that would rank senior to the Securities to the extent of the assets secured thereby, and (ii) $223.4 million of outstanding unsecured indebtedness, that would rank on parity with the Securities, of which $27.5 million is the obligation of certain foreign subsidiaries of the Company that has been guaranteed by the Company. In addition, various subsidiaries (both domestic and foreign) of the Company have incurred indebtedness in the aggregate principal amount outstanding of approximately $30.4 million as of March 31, 1998, none of which has been guaranteed by the Company. All such subsidiary indebtedness would rank senior to the Securities to the extent of the assets of the applicable subsidiary. Further, as of such date, the Company had approximately $119.0 million aggregate principal amount outstanding in short-term commercial paper borrowings, all of which would rank on parity with the Securities. Finally, as of such date, the Company had approximately $1.2 million in outstanding capitalized lease obligations. See "Certain Restrictions on the Company" which describes certain provisions restricting the Company from incurring additional debt.

     The Prospectus Supplement and any applicable Pricing Supplement will describe the following terms of the Offered Securities, to the extent such terms are applicable to such Offered Securities: (a) the designation of the Offered Securities; (b) any limit on the aggregate principal amount of the Offered Securities; (c) the date or dates on which the Offered Securities will mature;
(d) the rate or rates or method of determination thereof at which the Offered Securities will bear any interest and the date or dates from which such interest will accrue; (e) the date or dates on which any interest on the Offered Securities will be payable and the regular record dates for the interest payable on such interest payment dates; (f) the place or places where the principal of and any interest on the Offered Securities shall be payable; (g) the price or prices at which, the period or periods within which and the terms and conditions upon which the Offered Securities may be redeemed, in whole or in part, pursuant to any optional or mandatory redemption, sinking fund, or analogous provisions;
(h) whether the Offered Securities will be issuable as Registered Securities or Unregistered Securities, or both, and any terms or restrictions applicable to the offer, sale, delivery and exchange of Unregistered Securities; (i) the extent to which any of the Securities will be issued in temporary or permanent Global form, or the manner in which any interest payable on a temporary or permanent Global Security will be paid; (j) if the Offered Securities are Original Issue Discount Securities, the portion of the principal amount payable upon declaration of acceleration of the maturity of the Offered Securities; (k) the coin or currency, which may include a composite currency such as the European Currency Unit, in which the Offered Securities are denominated and in which payment of the principal of and interest on the Offered Securities will be payable, if other than the coin or currency of the United States; (l) the manner in which the amount of payments of principal of and interest on the Offered Securities is to be determined if such determination is to be made with reference to an index based on a coin or currency other than that in which the Offered Securities are denominated; (m) whether and under what circumstances the Company will pay additional amounts on Offered Securities held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem such Offered Securities rather than pay such additional amounts; (n) information with respect to book-entry procedures, if applicable; (o) any trustees or other agents with respect to the Offered Securities; and (p) any other specific terms of the Offered Securities, including any terms which may be required by or advisable under United States laws or regulations.

     If so provided in the Prospectus Supplement, Securities may be issued as Original Issue Discount Securities (bearing either no interest or bearing interest at a rate which at the time of issuance is below the prevailing market rate) to be sold at a substantial discount below their principal amount. If any Security is not to be denominated in U.S. dollars, certain provisions with respect thereto will be set forth in a foreign currency Prospectus Supplement, which will specify the currency or currencies, including composite currencies such as the European Currency Unit, in which the principal and any related interest with respect to such Security are to be paid, along with any other terms relating to the non-U.S. dollar denomination. In such cases, special federal income tax and other considerations applicable to such Offered Securities will be described in the Prospectus Supplement.

REGISTRATION AND TRANSFER

     Unless otherwise indicated in the applicable Prospectus Supplement, Securities will be issued only as Registered Securities. If Unregistered Securities are issued, the United States federal income tax consequences and other special considerations, procedures and limitations applicable to such Unregistered Securities will be described in the Prospectus Supplement relating thereto.

     Securities issued as Registered Securities will be without coupons. Securities issued as Unregistered Securities will have interest coupons attached, unless issued as zero coupon securities.

     Registered Securities (other than a Global Security) may be presented for transfer (with the form of transfer endorsed thereon duly executed or accompanied by a duly executed written instrument or instruments of transfer in form satisfactory to the Company and the Trustee) or exchange for other Securities of the same series bearing identical terms and provisions at the office of the Registrar specified according to the terms of the Indenture. With respect to Registered Securities having The City of New York as a place of payment, the Company will appoint the Trustee as agent for such transfer or exchange. Such transfer or exchange will be made without service charge, but the Company may require payment of any taxes or other governmental charges arising therefrom. Provisions relating to the exchange of Unregistered Securities for other Securities of the same series bearing identical terms and provisions (including, if applicable, Registered Securities) will be described in the applicable Prospectus Supplement.

GLOBAL SECURITIES

     The Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the Prospectus Supplement, relating to such series. Global Securities may be issued as either Registered Securities or Unregistered Securities and in either temporary or permanent form. Unless the terms of a Global Security expressly permit such Global Security to be exchanged in whole or in part for individual Securities represented thereby, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any such nominee to a successor Depositary selected or approved by the Company or any nominee of such successor.

     The specific terms of the depositary arrangement with respect to a series of Securities, and certain limitations and restrictions relating to a series of Unregistered Securities in the form of one or more Global Securities, will be described in the Prospectus Supplement relating to such series. Unless otherwise indicated in the applicable Prospectus Supplement, the following provisions will apply to all depositary arrangements.

     Upon the issuance of a Global Security, the Depositary for such Global Security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts represented by such Global Security to the accounts of persons that have accounts with such Depositary. Such accounts shall be designated by the underwriters or agents for the transaction or by the Company if such Securities are offered and sold directly by the Company. Ownership of beneficial interests in a Global Security will be limited to persons that have accounts with the applicable Depositary ("participants") or persons that may hold interests through participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

     So long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or Holder of the Securities represented by such Global Security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have any of the individual Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of such Securities of such series in definitive form and will not be considered the owners or Holders thereof under the Indenture.

     Payments of principal of and interest, if any, on individual Securities represented by a Global Security registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Security representing such Securities. None of the Company, the Trustee, any paying agent or any authenticating agent for such Securities will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of a Global Security for such Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Subject to certain restrictions relating to Unregistered Securities, the Company expects that the Depositary for a series of Securities or its nominee, upon receipt of any payment of principal or interest in respect of a permanent Global Security representing any of such Securities will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depositary or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such participants. With respect to owners of beneficial interests in a temporary Global Security representing Unregistered Securities, receipt by such beneficial owners of payments of principal or interest in respect thereof will be subject to additional restrictions.

     If at any time the Depositary for a Global Security notifies the Company that it is at any time unwilling or unable to continue as depositary (or if at any time such Depositary shall no longer be eligible or in good standing under certain laws) and a successor depositary is not appointed by the Company within 90 days after the receipt of such notice or after becoming aware of such ineligibility, the Company will issue individual Securities of such series in definitive form in exchange for the Global Security representing such series of Securities. In addition, the Company may at any time and in its sole discretion determine that all Outstanding (but not less than all) Securities of a series issued or issuable in the form of one or more Global Securities shall no longer be represented by such Global Security. In such event, the Company will issue individual Securities of such series in definitive form in exchange for the Global Security or Securities representing such series of Securities. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in definitive form of Securities of the series represented by such Global Security equal in principal amount to such beneficial interest and to have such Securities registered in its name (if the Securities of such series are issuable as Registered Securities). Securities of such series so issued in definitive form will be issued (a) as Registered Securities in denominations, unless otherwise specified by the Company, of $1,000 and integral multiples of $1,000 in excess thereof if the Securities of such series are issuable as Registered Securities, (b) as Unregistered Securities in denominations, unless otherwise specified by the Company, of $1,000 and integral multiples of $1,000 in excess thereof if the Securities of such series are issuable as Unregistered Securities or (c) as either Registered or Unregistered Securities, if the Securities of such series are issuable in either form. Certain restrictions may apply, however, on the issuance of an Unregistered Security in definitive form in exchange for an interest in a Global Security.

PAYMENT AND PAYING AGENTS

     Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal on Registered Securities will be made at the offices of the Trustee. Payment of any interest on Registered Securities will be made by check mailed to the address of the person entitled thereto at such address shall appear in the security register. In the case of Global Securities, such payment will be made to the Depositary or its nominee in accordance with the then-existing arrangements between the paying agent and the Depositary. See "Global Securities" above. Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on Registered Securities will be made to the person in whose name such Security is registered at the close of business on the regular record date for such payment.

     Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal and any interest on Unregistered Securities will be payable, subject to any applicable laws and regulations, at the offices of such paying agents outside the United States as the Company may designate from time to time. Unless otherwise indicated in an applicable Prospectus Supplement, payment of interest on Unregistered Securities will be made only against surrender of the Coupon relating to such interest payment date. No payment with respect to any Unregistered Security will be made at any office or agency of the Company located in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States unless pursuant to applicable United States laws and regulations then in effect such payment can be made without adverse tax consequences to the Company. Notwithstanding the foregoing, payments in Dollars on Unregistered Securities of any series and Coupons appertaining thereto which are payable in Dollars may be made at an agency of the Company maintained in The City of New York if such payment in Dollars at each agency maintained by the Company outside the United States for payment on such Unregistered Securities is illegal or effectively precluded by exchange controls or other similar restrictions.

EVENTS OF DEFAULT

     The following are Events of Default under the Indenture with respect to Securities of any series: (a) failure to pay any interest on any Security of that series when due, continued for 30 days; (b) failure to pay principal of any Security of that series when due; (c) failure to deposit any sinking fund payment, when due, in respect of any Security of that series; (d) failure to perform or observe any other term, covenant, or agreement contained in the Indenture, continued for 90 days after written notice thereof, as provided in the Indenture; (e) certain events of bankruptcy, insolvency or reorganization; and (f) failure to comply with any other covenant the noncompliance with which specifically would constitute an Event of Default with respect to Securities of such series.

     The Indenture provides that (a) if an Event of Default due to the default in payment of principal of, or interest on, any series of Securities, or due to the default in the performance or breach of any other covenant or warranty of the Company applicable to the Securities of such series but not applicable to all Outstanding Securities, shall have occurred and be continuing, either the Trustee or the Holders of 25% in principal amount of the Securities of such series then may declare the principal (or, if the Securities of such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) of all Securities of such series and interest accrued thereon to be due and payable immediately, (b) if an Event of Default due to the default in the performance of any other covenant or agreement contained in the indenture applicable to all Outstanding Securities shall have occurred and be continuing, either the Trustee or the Holders of 25% in principal amount of the Outstanding Securities (treated as one class) may declare the principal (or, if the Securities are Original Discount Securities, such portion of the principal amount as may be specified in the terms of such series) of all Securities and interest accrued thereon to be due and payable immediately and (c) if an Event of Default due to certain events of bankruptcy, insolvency or reorganization of the Company shall have occurred and be continuing, then, the principal (or, if the Securities of such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) of all Securities and interest accrued thereon shall become due and payable immediately.

     The Indenture provides that the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with any such direction. The Holders of a majority in aggregate principal amount of the Outstanding Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Securities of that series, provided that (i) such direction shall not be in conflict with any rule of law or the Indenture, and (ii) subject to certain provisions concerning the duties and responsibilities of the Trustee, the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors, the executive committee, or a trust committee of directors or Responsible Officers of the Trustee shall determine that the action or proceedings so directed would involve the Trustee in personal liability or if the Trustee in good faith shall so determine that the actions or forebearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders of the Securities of all series so affected not joining in the giving of said direction, it being understood that (subject to the above-mentioned provisions) the Trustee shall have no duty to ascertain whether or not such actions or forebearances are unduly prejudicial to such Holders.

     The Company is required to furnish to the Trustee annually a statement of certain officers of the Company to the effect that, to the best of their knowledge, the Company is not in default in the performance of the terms of the Indenture or, if they have knowledge that the Company is in default, specifying such default.

MODIFICATION AND WAIVER

     The Indenture provides that the Company and the Trustee may enter into supplemental indentures without the consent of the Holders of Securities to: (a) secure any Securities, (b) evidence the assumption by a successor corporation of the obligations of the Company, (c) add covenants for the protection of the Holders of Securities, (d) cure any ambiguity or correct any inconsistency in the Indenture, (e) establish the form or terms of Securities of any series and
(f) evidence the acceptance of appointment by a successor trustee.

     Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Security affected thereby: (a) extend the final maturity of any Security; (b) reduce the principal amount of, or any amount payable on redemption of, or reduce the rate or extend the time of payment of interest on, any Security; (c) reduce the amount of principal of an Original Issue Discount Security payable upon acceleration of the maturity thereof; (d) change the coin or currency of payment of principal of, or interest on, any Security; (e) impair or affect the right of any Holder of Securities to institute suit for the enforcement of any payment on or with respect to any Security; or (f) reduce the percentage in principal amount of Outstanding Securities of any series, the consent of the Holders of which is required for modification or amendment of the Indenture.

     The Holders of a majority in aggregate principal amount of the Outstanding Securities of each series may, on behalf of all Holders of Securities of that series, waive any past default under the Indenture with respect to Securities of that series, except a default in respect of a covenant or provision contained in the Indenture which cannot be modified or amended without the consent of the Holder of each Security affected.

DISCHARGE AND DEFEASANCE

     The Company is permitted to discharge and defease its obligations under the Indenture although Securities remain Outstanding by depositing with the Trustee, as trust funds, an amount in cash or, in the case of Securities denominated in U.S. Dollars, cash, U.S. Government Obligations or a combination thereof, sufficient to pay and discharge the principal of and interest on the Securities, as and when the same become due and payable. To exercise such an option the Company is required, among other things, to deliver to the Trustee an Opinion of Counsel that the Holders of such Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance.

CERTAIN DEFINITIONS

     The term "Attributable Debt" means, as to any particular lease under which any Person is at the time liable, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining term thereof (after giving effect to any extensions at the option of the lessee), discounted from the respective due dates thereof to such date at the average rate per annum borne by the Securities for the preceding 365 days.

     The term "Consolidated Net Tangible Assets" means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any thereof constituting Funded Debt by reason of being renewable or extendible) and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other intangibles, all as set forth on the most recent consolidated balance sheet of the Company and its consolidated Subsidiaries and computed in accordance with generally accepted accounting principles.

     The term "Domestic Subsidiary" means a Subsidiary of the Company except a Subsidiary (a) which neither transacts any substantial portion of its business nor regularly maintains any substantial portion of its fixed assets within the United States of America, or (b) which is engaged primarily in financing the operation of the Company or its Subsidiaries, or both, outside the United States of America.

     The term "Subsidiary" means any corporation at least a majority of the voting stock of which is owned or controlled, directly or indirectly, by the Company or any of its Subsidiaries.

     The term "Exempted Debt" means the sum of the following items outstanding as of the date Exempted Debt is being determined: (i) indebtedness of the Company and its Subsidiaries incurred after the date of the Indenture and secured by mortgages created or assumed pursuant to the second paragraph under "Certain Restrictions on the Company -- Limitations on Liens" below and (ii) Attributable Debt of the Company and its Subsidiaries in respect of every sale and leaseback transaction entered into after the date of the Indenture and pursuant to the second paragraph under "Certain Restrictions on the Company -- Limitation on Sale and Lease-back" below.

     The term "Funded Debt" means all indebtedness for money borrowed having a maturity of more than one year from the date as of which the amount thereof is to be determined or having a maturity of less than one year but by its terms being renewable or extendible beyond one year from such date at the option of the borrower.

     The term "principal" includes premium, if any.

     The term "Principal Manufacturing Property" means any building, structure or other facility, together with the land upon which it is erected and fixtures comprising a part thereof, used primarily for manufacturing or warehousing and located in the United States of America, owned or leased by the Company or any Domestic Subsidiary. The term "Principal Manufacturing Property" does not include: (a) property financed through the issuance of tax exempt governmental obligations or (b) any property that the Board of Directors of the Company determines is not materially important to the total business of the Company and its Subsidiaries.

CERTAIN RESTRICTIONS ON THE COMPANY

     The following restrictions apply to the Offered Securities unless the Prospectus Supplement otherwise provides.

     Limitations on Liens. While any Securities are Outstanding, the Company will not, nor will it permit any Domestic Subsidiary to, incur, issue, assume or guarantee any indebtedness for money borrowed ("Debt") secured by any mortgage or other encumbrance ("Mortgage") on any Principal Manufacturing Property of the Company or its Domestic Subsidiaries or any shares of stock or Debt of any Domestic Subsidiary which owns a Principal Manufacturing Property, without concurrently securing the Securities equally and ratably with such Debt so long as such Debt shall be so secured. This restriction does not apply to Debt secured by (1) Mortgages of the Company or its Domestic Subsidiaries existing at the time of the Indenture; (2) Mortgages on property of, or on any shares of stock of, any corporation existing at the time it becomes a Domestic Subsidiary;
(3) Mortgages on property or shares of stock of a Domestic Subsidiary existing at the time of acquisition thereof (including acquisition through merger or consolidation) or to secure the payment of all or any part of the purchase price or construction cost thereof or to secure any Debt incurred prior to, at the time of, or within 180 days after, the acquisition of such property or shares or the completion of any such construction and commencement of full operation of such property for the purpose of financing all or any part of the purchase price or construction thereof; (4) Mortgages in favor of the Company or any Domestic Subsidiary; (5) Mortgages in favor of the United States, any state or any subdivision thereof, or any federal or state department, agency or instrumentality, to secure progress, advance or other payments pursuant to any contract or statute; or (6) extensions, renewals or replacements (or successive extensions, renewals or replacements), in whole or in part, of any Mortgage referred to in (1) through (5).

     Notwithstanding the limitations on liens described above, the Company or any Domestic Subsidiary may incur, issue, assume or guarantee any Debt secured by a Mortgage on any Principal Manufacturing Property of the Company or its Domestic Subsidiaries or any shares of stock or Debt of any Domestic Subsidiary, in addition to that permitted above and without any obligation to secure the Securities, provided that at the time of such incurrences, issuance, assumption or guarantee of such Debt, and after giving effect thereto, Exempted Debt does not exceed 15% of the Consolidated Net Tangible Assets of the Company and its Subsidiaries, taken as a whole.

     Limitation on Sale and Lease-back. While any Securities are Outstanding, the Company will not, nor will it permit any Domestic Subsidiary to, sell and lease-back for more than three years any Principal Manufacturing Property acquired or placed into service more than 180 days before such lease arrangement, unless (a) the Company would be entitled to incur Debt secured by a Mortgage on such Principal Manufacturing Property in a principal amount equivalent to the Attributable Debt in respect of such arrangement without equally and ratably securing the Securities or (b) the Company retires Funded Debt or causes Funded Debt to be retired equal to the net proceeds of such sale.

     Notwithstanding the limitations on sale and lease-back transactions described above, the Company or any Domestic Subsidiary may enter into a sale and lease-back transaction of a Principal Manufacturing Property in addition to that permitted above and without any obligation to retire any Securities or other indebtedness referred to above, provided that at the time of entering into such sale and lease-back transaction and after giving effect thereto, Exempted Debt does not exceed 15% of the Consolidated Net Tangible Assets of the Company and its Subsidiaries, taken as a whole.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     The Company may, without the consent of the Trustee or the Holders of Outstanding Securities, consolidate or merge with or into, or convey, transfer or lease its properties and assets substantially as an entirety to, any other corporation, provided that any successor corporation is a corporation organized under the laws of the United States of America or any state thereof and that such successor corporation expressly assumes all obligations of the Company under the Securities and that certain other conditions are met, and, thereafter, except in the case of a lease, the Company shall be relieved of all obligations under the Indenture.

APPLICABLE LAW

     The Securities and the Indenture will be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

     A judgment for money damages by a court in the United States, including a money judgment based on an obligation expressed in a foreign currency, will ordinarily be rendered only in U.S. dollars. The Judiciary Law of the State of New York provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at a rate of exchange prevailing on the date of the entry of the judgment or decree.

CONCERNING THE TRUSTEE

     The Bank of New York will be the Trustee under the Indenture.

     Under the Indenture, the Company has agreed to pay reasonable compensation to the Trustee, to reimburse the Trustee for all of its reasonable expenses and to indemnify the Trustee for certain liabilities incurred by the Trustee in the performance of its obligations under the Indenture. The Company's obligations under the foregoing sentence constitute additional indebtedness under the Indenture and will be a senior claim to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Securities or Coupons.

                              PLAN OF DISTRIBUTION

     The Company may sell Offered Securities to one or more underwriters for public offering and sale by them or may sell the Offered Securities to investors directly or through agents. Any such underwriter or agent involved in the offer and sale of the Offered Securities will be named in the applicable Prospectus Supplement. The Company also may, from time to time, authorize dealers, acting as the Company's agents, to offer and sell the Offered Securities upon the terms and conditions as are set forth in the Prospectus Supplement. The Company has reserved the right to sell Offered Securities directly to investors on its own behalf in those jurisdictions where it is authorized to do so.

     Underwriters may offer and sell the Offered Securities at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with the sale of the Offered Securities, underwriters may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the Offered Securities for whom they may act as agent. Underwriters may sell the Offered Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

     Any underwriting compensation paid by the Company to underwriters or agents in connection with the offering of Offered Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, are set forth in the applicable Prospectus Supplement or Pricing Supplement. Underwriters, dealers and agents may be entitled, under agreements entered into with the Company, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Act.

                                 LEGAL MATTERS

     The validity of the Offered Securities will be passed upon for the Company by Jones, Day, Reavis & Pogue, North Point, 901 Lakeside Avenue, Cleveland, Ohio 44114.

     Certain legal matters relating to the Offered Securities will be passed upon for the underwriters and certain other purchasers by Brown & Wood LLP, One World Trade Center, New York, New York 10048.

                                    EXPERTS

     The consolidated financial statements of The Timken Company incorporated by reference in The Timken Company's Annual Report (Form 10-K) for the year ended December 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following is a list of the expenses to be incurred by the Company in connection with the issuance and distribution of the Securities being registered hereby, other than underwriting discounts and commissions. All of the amounts shown are estimates except for the Registration fee.

Registration fee............................................  $ 88,500
Printing and engraving costs................................  $ 15,000
Accounting fees and expenses................................  $ 15,000
Trustee fees and expenses...................................  $ 20,000
Legal fees and expenses.....................................  $ 50,000
Rating Agencies' fees.......................................  $150,000
Miscellaneous expenses......................................  $ 11,500
                                                              --------
Total                                                         $350,000
                                                              ========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 1 of Article IV of the Company's Amended Regulations provide that the Company shall indemnify its directors, officers and employees, and may indemnify its agents, to the fullest extent permitted by law under prescribed conditions and subject to various qualifications. Article IV of the Company's Amended Regulations is set forth in the Company's Form 10-K for the period ended December 31, 1992, filed with the Securities and Exchange Commission under the Exchange Act, and is incorporated herein by reference.

     The Company has entered into contracts with certain of its directors and officers that indemnify them against many of the types of claims that may be made against them. The Company also maintains insurance coverage for the benefit of directors and officers with respect to many types of claims that may be made against them, some of which may be in addition to those described in Article IV of the Company's Amended Regulations.

     Reference is made to Section 1701.13(E) of the Ohio Revised Code relating to indemnification of directors, officers, employees and agents of an Ohio corporation. Specifically, Section 1701.13(E) of the Ohio Revised Code provides as follows:

          (E)(1) A corporation may indemnify or agree to indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgement, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of it self, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

          (2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

             (a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

             (b) Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code.

          (3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

          (4) Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E)(1) or (2) of this section. Such determination shall be made as follows:

             (a) By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division
        (E)(1) or (2) of this section;

             (b) If the quorum described in division (E)(4) (a) of this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

             (c) By the shareholders;

             (d) By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or (2) of this section was brought.

     Any determination made by the disinterested directors under division (E)(4)
(a) or by independent legal counsel under division (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and, within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

          (5)(a) Unless at the time of a director's act or omission that is the subject of an action, suit, or proceeding refereed to in division (E)(1) or
     (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in divisions (E)(1) and (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney's fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:

             (i) Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

             (ii) Reasonably cooperate with the corporation concerning the action, suit, or proceeding.

          (b) Expenses, including attorney's fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.

          (6) The indemnification authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

          (7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

          (8) The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5), (6), and (7) of this section. Divisions (E) (1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to divisions (E)(5), (6), or (7).

          (9) As used in division (E) of this section, "corporation" includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

     Reference is also made to the indemnification provisions in the form of Distribution Agreement filed as exhibit 1.1 to this Registration Statement and to the undertaking "(c)" in Item 17 of this Registration Statement.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits. The following exhibits are filed herewith and made a part hereof:


EXHIBIT                      DESCRIPTION OF EXHIBIT
-------                      ----------------------
    *1.1  Form of Distribution Agreement.
     4.1  Sixth Amendment Agreement dated August 31, 1997, to the amended and restated credit agreement as amended February
          23, 1993, May 31, 1994, November 15, 1994, August 15, 1995
          and August 31, 1996, between the Company and certain banks was filed with Form 10-Q for the period ended September 30,
          1997, and is incorporated herein by reference.
     4.2  Fifth Amendment Agreement dated August 31, 1996, to the amended and restated credit agreement as amended
          February 23, 1993, May 31, 1994, November 15, 1994, and
          August 15, 1995, between the Company and certain banks was filed with Form 10-Q for the period ended September 30,
          1996, and is incorporated herein by reference.
     4.3  Fourth Amended Agreement dated August 15, 1995, to the amended and restated credit agreement as amended
          February 23, 1993, May 31, 1994, and November 15, 1994,
          between the Company and certain banks, was filed with
          Form 10-Q for the period ended September 30, 1995, and is
          incorporated herein by reference.
     4.4  Third Amendment Agreement dated November 15, 1994, to the amended restated credit agreement as amended February 23,
          1993, and May 31, 1994, between the Company and certain
          banks, was filed with Form 10-Q for the period ended
          September 30, 1995, and is incorporated herein by reference.
     4.5  Second Amendment Agreement dated May 31, 1994, to the amended restated credit agreement as amended February 23,
          1993, between the Company and certain banks, was filed with
          Form 10-Q for the period ended June 30, 1994, and is
          incorporated herein by reference.
     4.6  First Amendment Agreement dated February 26, 1993, to the restated credit agreement as amended December 31, 1991,
          between the Company and certain banks was filed with
          Form 10-K for the period ended December 31, 1992, and is
          incorporated herein by reference.
     4.7  Credit Agreement amended as of December 31, 1991, between the Company and certain banks was filed with Form 10-K for the period ended December 31, 1991, and is incorporated
          herein by reference.
     4.8  Indenture dated as of July 1, 1990, between the Company and
          Ameritrust Company of New York, which was filed with
          Timken's Form S-3 registration statement dated July 12,
          1990, and is incorporated herein by reference.
     4.9  First Supplemental Indenture, dated as of July 24, 1996, by and between the Company and Mellon Bank, N.A. was filed with
          Form 10-Q for the period ended September 30, 1996, and is
          incorporated herein by reference.
     4.10 The Company is also a party to agreements with respect to other long-term debt in total amount less than 10% of the
          registrant's consolidated total assets. The registrant
          agrees to furnish a copy of such agreements upon request.
    *4.11 Form of Indenture.
    *5.1  Opinion of Jones, Day, Reavis & Pogue as to the validity of the securities being offered.
    *8.1  Form of Opinion of Jones, Day, Reavis & Pogue relating to certain tax matters.
   *12.1  Computation of Ratio of Earnings to Fixed Charges.
    23.1  Consent of Ernst & Young LLP.
   *23.2  Consent of Jones, Day, Reavis & Pogue (included in
          Exhibit 5.1 and Exhibit 8.1)
   *24.1  Power of Attorney
   *25.1  Statement of Eligibility of The Bank of New York under the
          Trust Indenture Act of 1939 on Form T-1 relating to the
          Indenture.


---------------

* Previously filed.

ITEM 17.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of such Act.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CANTON, STATE OF OHIO, ON APRIL 20, 1998.


                                          THE TIMKEN COMPANY

                                          By: /s/ GENE E. LITTLE
                                            ------------------------------------
                                          Senior Vice President -- Finance

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


                   SIGNATURE                                       TITLE                          DATE
                   ---------                                       -----                          ----
*                                                 Director, Chairman, President and            April 20, 1998
------------------------------------------------  Chief Executive Officer
W. R. Timken, Jr.

/s/ GENE E. LITTLE                                Senior Vice President -- Finance             April 20, 1998
------------------------------------------------  (Principal Financial and Accounting
Gene E. Little                                    Officer)

*                                                 Director                                     April 20, 1998
------------------------------------------------
Robert Anderson

*                                                 Director                                     April 20, 1998
------------------------------------------------
Stanley C. Gault

*                                                 Director                                     April 20, 1998
------------------------------------------------
J. Clayburn LaForce, Jr.

*                                                 Director                                     April 20, 1998
------------------------------------------------
Robert W. Mahoney

*                                                 Director                                     April 20, 1998
------------------------------------------------
Jay A. Precourt

*                                                 Director                                     April 20, 1998
------------------------------------------------
John M. Timken, Jr.

*                                                 Director                                     April 20, 1998
------------------------------------------------
W. J. Timken

*                                                 Director                                     April 20, 1998
------------------------------------------------
Joseph F. Toot, Jr.

                   SIGNATURE                                       TITLE                          DATE
                   ---------                                       -----                          ----
*                                                 Director                                     April 20, 1998
------------------------------------------------
Martin D. Walker

*                                                 Director                                     April 20, 1998
------------------------------------------------
Charles H. West

*                                                 Director                                     April 20, 1998
------------------------------------------------
Alton W. Whitehouse


* The undersigned, by signing his name hereto, does hereby sign and execute this Registration Statement pursuant to the Powers of Attorney executed by the above-named officers and directors of the Registrant and which have been filed with the Securities and Exchange Commission on behalf of such officers and directors.


               /s/ GENE E. LITTLE                                                              April 20, 1998
------------------------------------------------
                Gene E. Little,
                Attorney-in-Fact

                                 EXHIBIT INDEX


EXHIBIT                     DESCRIPTION OF EXHIBIT
-------                     ----------------------

 *1.1    Form of Distribution Agreement.
  4.1    Sixth Amendment Agreement dated August 31, 1997, to the
         amended and restated credit agreement as amended February
         23, 1993, May 31, 1994, November 15, 1994, August 15, 1995
         and August 31, 1996, between the Company and certain banks was filed with Form 10-Q for the period ended September 30,
         1997, and is incorporated herein by reference.
  4.2    Fifth Amendment Agreement dated August 31, 1996, to the
         amended and restated credit agreement as amended February
         23, 1993, May 31, 1994, November 15, 1994, and August 15,
         1995, between the Company and certain banks was filed with
         Form 10-Q for the period ended September 30, 1996, and is
         incorporated herein by reference.
  4.3    Fourth Amended Agreement dated August 15, 1995, to the
         amended and restated credit agreement as amended February
         23, 1993, May 31, 1994, and November 15, 1994, between the
         Company and certain banks, was filed with Form 10-Q for the period ended September 30, 1995, and is incorporated herein by reference.
  4.4    Third Amendment Agreement dated November 15, 1994, to the
         amended restated credit agreement as amended February 23,
         1993, and May 31, 1994, between the Company and certain
         banks, was filed with Form 10-Q for the period ended
         September 30, 1995, and is incorporated herein by reference.
  4.5    Second Amendment Agreement dated May 31, 1994, to the
         amended restated credit agreement as amended February 23,
         1993, between the Company and certain banks, was filed with
         Form 10-Q for the period ended June 30, 1994, and is
         incorporated herein by reference.
  4.6    First Amendment Agreement dated February 26, 1993, to the
         restated credit agreement as amended December 31, 1991,
         between the Company and certain banks was filed with Form
         10-K for the period ended December 31, 1992, and is
         incorporated herein by reference.
  4.7    Credit Agreement amended as of December 31, 1991, between
         the Company and certain banks was filed with Form 10-K for the period ended December 31, 1991, and is incorporated
         herein by reference.
  4.8    Indenture dated as of July 1, 1990, between the Company and
         Ameritrust Company of New York, which was filed with
         Timken's Form S-3 registration statement dated July 12,
         1990, and is incorporated herein by reference.
  4.9    First Supplemental Indenture, dated as of July 24, 1996, by and between the Company and Mellon Bank, N.A. was filed with
         Form 10-Q for the period ended September 30, 1996, and is
         incorporated herein by reference.
  4.10   The Company is also a party to agreements with respect to
         other long-term debt in total amount less than 10% of the
         registrant's consolidated total assets. The Registrant
         agrees to furnish a copy of such agreements upon request.
 *4.11   Form of Indenture.
 *5.1    Opinion of Jones, Day, Reavis & Pogue as to the validity of the securities being offered.
 *8.1    Form of Opinion of Jones, Day, Reavis & Pogue relating to
         certain tax matters.
*12.1    Computation of Ratio of Earnings to Fixed Charges.
 23.1    Consent of Ernst & Young LLP.
*23.2    Consent of Jones, Day, Reavis & Pogue (included in Exhibit
         5.1 and Exhibit 8.1).
*24.1    Power of Attorney.
*25.1    Statement of Eligibility of The Bank of New York under the
         Trust Indenture Act of 1939 on Form T-1 relating to the
         Indenture.


---------------

* Previously filed.